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Exhibit 10.15

LOAN AND SECURITY AGREEMENT
DIVXNETWORKS, INC.

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        This LOAN AND SECURITY AGREEMENT dated as of the Effective Date, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 9645 Scranton Road, Suite 110, San Diego, California 92121 and DIVXNETWORKS, INC. ("Borrower"), whose address is 10350 Science Center Drive, Building 14, Suite 140, San Diego, California 92121 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1      ACCOUNTING AND OTHER TERMS

        Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2      LOAN AND TERMS OF PAYMENT

2.1   Promise to Pay.

        Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 Term Loan.

  (a)
  Bank will make a Term Loan available to Borrower.

  (b)
  Borrower will pay 36 equal installments of principal plus Interest completely amortized over 36 months (the "Term Loan Payment"). Each Term Loan Payment is payable on the 1st of each month during the term of the loan. Borrower's final Term Loan Payment, due on September 1, 2005 (the "Term Loan Maturity Date"), includes all outstanding Term Loan principal and accrued interest.

  (c)
  Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.2   Interest Rate, Payments.

            (a)    Interest Rate.    The Term Loan accrues interest at a per annum rate of 1 percentage point above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

            (b)    Payments.    Bank may debit any of Borrower's deposit accounts including Account Number 3300294285 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional interest shall accrue.

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2.3   Fees.

        Borrower will pay:

            (a)    Bank Expenses.    All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due. A good faith deposit of $2,500.00 has been received by Bank.

3      CONDITIONS OF LOANS

3.1   Conditions Precedent to Initial Credit Extension.

        Bank's obligation to make the initial Credit Extension is subject to the condition precedent that (a) it receive the agreements, documents and fees it requires, and (b) it receive evidence satisfactory to Bank of the termination of all UCC financing statements against Borrower and in favor of Comerica.

4      CREATION OF SECURITY INTEREST

4.1   Grant of Security Interest.

        Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

4.2   Authorization of File.

        Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

5      REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:

5.1   Due Organization and Authorization.

        Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

        The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2   Collateral.

        Borrower has good title to the Collateral, free of Liens except Permitted Liens or Borrower has Rights to each asset that is Collateral. Borrower has no other deposit account, other than the deposit

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accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3   Litigation.

        Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4   No Material Adverse Change in Financial Statements.

        All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5   Solvency.

        The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6   Regulatory Compliance.

        Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so Could not reasonably be expected to cause a Material Adverse Change.

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5.7   Investments in Subsidiaries.

        Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8   Full Disclosure.

        No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6      AFFIRMATIVE COVENANTS

        Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1   Government Compliance.

        Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2   Financial Statements, Reports, Certificates.

  (a)
  Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year, audited company prepared consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) budgets, sales projections, operating plans or other financial information Bank reasonably requests; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

  (b)
  Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C.

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6.3   Inventory; Returns.

        Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

6.4   Taxes.

        Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5   Insurance.

        Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.6   Primary Accounts.

        Borrower will maintain its primary banking relationship with Bank, which relationship shall include Borrower maintaining account balances in any accounts at or through Bank representing at least 80% of all account balances at any financial institution.

6.7   Financial Covenants.

        Borrower will maintain at all times (tested as of the last day of each month):

            (i)    Tangible Net Worth.    A Tangible Net Worth of at least $1,750,000.

6.8   Registration of Intellectual Property Rights.

        Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office its Intellectual Property within 30 days of the date of this Agreement, and additional Intellectual Property rights developed or acquired including revisions or additions with any product before the sale or licensing of the product to any third party.

        Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent.

6.9   Further Assurances.

        Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

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7      NEGATIVE COVENANTS

        Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend and there are any outstanding Obligations:

7.1   Dispositions.

        Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

7.2   Changes in Business, Ownership, Management or Locations of Collateral.

        Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management of greater than 25% (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies the venture capital investors prior to the closing of the investment). Borrower will not, without at least 30 days prior written notice, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (such as warehouses) in which Borrower maintains or stores over $5,000 in Collateral.

7.3   Mergers or Acquisitions.

        Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4   Indebtedness.

        Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5   Encumbrance.

        Create, Incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

7.6   Distributions; Investments.

        Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

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7.7   Transactions with Affiliates.

        Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

7.8   Subordinated Debt.

        Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9   Compliance.

        Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8      EVENTS OF DEFAULT

        Any one of the following is an Event of Default:

8.1   Payment Default.

        If Borrower fails to pay any of the Obligations within 3 days after their due date, however, during such period no Credit Extensions will be made;

8.2   Covenant Default.

  (a)
  If Borrower fails to perform any obligation under Sections 6.2 or 6.7 or violates any of the covenants contained in Article 7 of this Agreement, or

  (b)
  If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3   Material Adverse Change.

        If there (i) occurs a material adverse change in the business, operations, or financial condition of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the

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Obligations; or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral (the foregoing being defined as a "Material Adverse Change").

8.4   Attachment.

        If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5   Insolvency.

        If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6   Other Agreements.

        If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7   Judgments.

        If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8   Misrepresentations.

        If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9      BANK'S RIGHTS AND REMEDIES

9.1   Rights and Remedies.

        When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

  (a)
  Declare all Obligations immediately due and payable (but If an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

  (b)
  Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

  (c)
  Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable; notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the

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    payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

  (d)
  Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

  (e)
  Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

  (f)
  Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

  (g)
  Dispose of the Collateral according to the Code,

9.2   Power of Attorney.

        Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3   Bank Expenses.

        If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.4   Bank's Liability for Collateral.

        If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as provided above, Borrower bears all risk of loss, damage or destruction of the Collateral.

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9.5   Remedies Cumulative.

        Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.6   Demand Waiver.

        Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10    NOTICES

        All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

        California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in San Diego County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12    GENERAL PROVISIONS

12.1 Successors and Assigns.

        This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2 Indemnification.

        Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

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12.3 Time of Essence.

        Time is of the essence for the performance of all obligations in this Agreement.

12.4 Severability of Provision.

        Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration.

        All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6 Counterparts.

        This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 Survival.

        All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 Confidentiality.

        In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9 Attorneys' Fees, Costs and Expenses.

        In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

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13    DEFINITIONS

13.1 Definitions.

        In this Agreement:

        "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

        "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

        "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

        "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

        "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

        "Code" is the California Uniform Commercial Coda, as applicable.

        "Collateral" is the property described on Exhibit A.

        "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinate, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

        "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

        "Credit Extension" is each Term Loan or any other extension of credit by Bank for Borrower's benefit.

        "Effective Date" is the date Bank executes this Agreement.

        "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

        "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

        "GAAP" is generally accepted accounting principles.

14

        "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

        "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "Intellectual Property" is all of Borrower's:

  (a)
  Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

  (b)
  Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

  (c)
  All design rights which may be available to Borrower now or later created, acquired or held;

  (d)
  Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

        All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

        "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

        "Investment" is any beneficial ownership of (Including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

        "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

        "Material Adverse Change" is defined in Section 8.3.

        "Obligations" are debts, principal, Interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

        "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

15

        "Permitted Indebtedness" is:

  (a)
  Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

  (b)
  Indebtedness existing on the Effective Date and shown on the Schedule;

  (c)
  Subordinated Debt;

  (d)
  Indebtedness to trade creditors incurred in the ordinary course of business; and

  (e)
  Indebtedness secured by Permitted Liens.

        "Permitted Investments" are:

  (a)
  Investments shown on the Schedule and existing on the Effective Date; and

  (b)
  (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

        "Permitted Liens" are;

  (a)
  Liens existing on the Effective Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

  (b)
  Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

  (c)
  Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and Improvements and the proceeds of the equipment;

  (d)
  Licenses or sublicenses granted in the ordinary course of Borrower's business, and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

  (e)
  Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

  (f)
  Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

        "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

        "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

        "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

        "Rights", as applied to the Collateral, means the Borrower's rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrower's power to transfer rights in such Collateral to Bank.

16

        "Schedule" is any attached schedule of exceptions.

        "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

        "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

        "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

        "Term Loan" is the lesser of (i) $180,000 or (ii) the outstanding balance of equipment term loan provided to DivXNetworks, Inc. by Comerica.

        "Term Loan Maturity Date" is defined in Section 2.1.1.

        "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

        "Trademarks" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

BORROWER: DIVXNETWORKS, INC.	BANK: SILICON VALLEY BANK
/s/ John Aylsworth By: John Aylsworth Title: Controller	/s/ Raquel B. Cunningham Raquel B. Cunningham Vice President Effective Date: 9.9.02

17

EXHIBIT A

        The Collateral consists of all of Borrower's right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located;

        All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        All Inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind,;

        All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM
DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.

Fax To:	Date:

☐    LOAN PAYMENT:

DivXNetworks, Inc. (Borrower)

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)
Principal $	and/or Interest $

        All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects up to and including the date of the transfer request for a loan payment, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature:	Phone Number:

☐    LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)
Amount of Advance $

        All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects up to and including the date of the transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date:

Authorized Signature:	Phone Number:

OUTGOING WIRE REQUEST

        Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00pm, P.S.T.

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:
Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)
Intermediary Bank:	Transit (ABA) #:
For Further Credit to:
Special Instruction:

        By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreement(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):
Print Name/Title:	Print Name/Title:
Telephone #	Telephone #

2

Schedule to Loan and Security Agreement

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement):

Borrower's State of formation: Delaware

Borrower has operated under only the following other names (if none, so state):

All other address at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

List Acct. Numbers:

Liens existing on the Effective Date and disclosed to and accepted by Bank in writing:

Investments existing on the Effective Date and disclosed to and accepted by Bank in writing:

Subordinated Debt:

Indebtedness on the Effective Date and disclosed to and consented to by Bank in writing:

The following is a list of the Borrower's copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):

3

The following is a list of all software which the Borrower sells, distributes or licenses to others, which is not registered with the United States Copyright Office. (Please include versions which are not registered:

The following is a list of all of the Borrower's patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):

The following is a list of all of the Borrower's patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application.):

The following is a list of all of the Borrower's registered trademarks. (Please include name of the trademark and a copy of the registration.):

Borrower is not subject to litigation which would have a material adverse effect on the Borrower's financial condition, except the following (attach additional comments, if needed):

Tax ID Number 33-0921758

Organizational Number, if any: 3229390

4

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK 9645 Scranton Road, Suite 110 San Diego, CA 92121
FROM:	DIVXNETWORKS, INC.

        The undersigned Responsible Officer of DivXNetworks, Inc. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending                        with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Responsible Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required		Complies
Monthly financial statements + CC	Monthly within 30 days		Yes	No
Annual (audited) + CC	FYE within 120 days		Yes	No
Financial Covenant	Required	Actual	Complies
Maintain at all times, (tested monthly):
Minimum Tangible Net Worth	$1,750,000 $		Yes	No
Have there been updates to Borrower's intellectual property?	Yes / No
Borrower only has deposit accounts located at the following Institutions:	.
Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Sincerely,	Received by:	AUTHORIZED SIGNER
DivXNetworks, Inc.	Date:
SIGNATURE	Verified:	AUTHORIZED SIGNER
TITLE	Date:
DATE	Compliance Status:	Yes No

INTELLECTUAL PROPERTY SECURITY AGREEMENT

        This Intellectual Property Security Agreement is entered into as of the Effective Date by and between SILICON VALLEY BANK ("Bank") and DivXNetworks, Inc. ("Grantor").

RECITALS

  A.
  Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated the Effective Date (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks, Patents, and Mask Works to secure the obligations of Grantor under the Loan Agreement.

  B.
  Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

        To secure its obligations under the Loan Agreement, Grantor grants and pledges to Bank a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents, Trademarks and Mask Works listed on Schedules A, B, C, and D hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

        This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

        IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:
Address of Grantor:	DivXNetworks, Inc.
10350 Science Center Drive	By:	/s/ JOHN AYLSWORTH
Building 14, Suite 140
San Diego, CA 92121	Title:	Controller
Attn:
BANK:
Address of Bank:	SILICON VALLEY BANK
9645 Scranton Road	By:	/s/ R. CUNNINGHAM
Suite 110
San Diego, CA 92121	Title:	VP
Attn:

2

EXHIBIT A

Copyrights

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT B

Patents

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT C

Trademarks

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT D

Mask Works

Description	Registration/ Application Number	Registration/ Application Date

CORPORATE BORROWING RESOLUTION

Borrower:	DivXNetworks, Inc. 10350 Science Center Drive Building 14, Suite 140 San Diego, CA 92121	Bank:	Silicon Valley Bank 9645 Scranton Road Suite 110 San Diego, CA92121

I, the Secretary or Assistant Secretary of DivXNetworks, Inc. ("Borrower"), CERTIFY that Borrower is a corporation existing under the laws of the State of Delaware.

I certify that at a meeting of Borrower's Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

NAMES	POSITIONS	ACTUAL SIGNATURES
R. JORDAN GREENHALL	CEO	/s/ R. JORDAN GREENHALL
S. SHAHI GHANEM	EVP & COO	/s/ S. SHAHI GHANEM
JOHN AYLSWORTH	CONTROLLER	/s/ JOHN AYLSWORTH

may act for Borrower and:

  Borrow Money.    Borrow money from Silicon Valley Bank ("Bank").

  Execute Loan Documents.    Execute any loan documents Bank requires.

  Grant Security.    Grant Bank a security interest in any of Borrower's assets.

  Negotiate Items.    Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

  Letters of Credit.    Apply for letters of credit from Bank.

  Foreign Exchange Contracts.    Execute spot or forward foreign exchange contracts.

  Issue Warrants.    Issue warrants for Borrower's stock.

  Further Acts.    Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower's officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

CERTIFIED TO AND ATTESTED BY:

X	/s/ S. SHAHI GHANEM *Secretary or Assistant Secretary
X	/s/ JOHN AYLSWORTH
*
NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

2

[GRAPHIC]

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
    Diligenz, Inc.    1-800-858-5294

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

  1531834
  Diligenz, Inc.
  4629 168th Street SW
  Suite E
  Lynnwood, WA 98037

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.	DEBTOR'S EXACT FULL LEGAL NAME—insert only one debtor name (1a or 1b)—do not abbreviate or combine names

	1a. ORGANIZATION'S NAME
	DIVXNETWORKS, INC.
OR
	1b. INDIVIDUAL'S LAST NAME		FIRST NAME		MIDDLE NAME		SUFFIX

1c. MAILING ADDRESS				CITY	STATE	POSTAL CODE	COUNTRY
	10350 SCIENCE CENTER DRIVE, BUILDING 14, SUITE 140			SAN DIEGO	CA	92121	USA

1d. TAX ID #: SSN OR EIN		ADD'L INFO RE	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID #, if any
	33-0921758	ORGANIZATION	Corp.	DE	3229390		☐ NONE
		DEBTOR

2.	ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME—insert only one debtor name (2a or 2b)—do not abbreviate or combine names

2a. ORGANIZATION'S NAME
OR
	2b. INDIVIDUAL'S LAST NAME	FIRST NAME		MIDDLE NAME		SUFFIX

2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY

2d. TAX ID #: SSN OR EIN	ADD'L INFO RE	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any
	ORGANIZATION					☐ NONE
DEBTOR

3.	SECURED PARTY'S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)—insert only one secured party name (3a or 3b)

3a. ORGANIZATION'S NAME
Silicon Valley Bank
OR
	3b. INDIVIDUAL'S LAST NAME	FIRST NAME		MIDDLE NAME		SUFFIX

3c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
	3003 Tasman Drive		Santa Clara	CA	95054	USA

4.	This FINANCING STATEMENT covers the following collateral:
All of Debtor's present and future assets of every kind, including without limitation the types and items of property described on Exhibit A hereto (but this Financing Statement shall be fully effective notwithstanding any lack of any Exhibit A).

5.	ALTERNATIVE DESIGNATION (if applicable): ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐ AG. LIEN ☐ NON-UCC FILING

6.	☐ This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS, Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐ All Debtors ☐ Debtor 1 ☐ Debtor 2

8.	OPTIONAL FILER REFERENCE DATA
122/RBS—JCARINO—DIVXNETWORKS, INC.—BLANKET LIEN—DE SOS 1531834

FILING OFFICE COPY—NATIONAL UCC FINANCING STATEMENT (FORM UCC1) (REV. 07/29/98)

EXHIBIT A

DEBTOR: DIVXNETWORKS, INC.

        The Collateral consists of all of Borrower's right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:

        All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

        All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

        All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind,;

        All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

        All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

        All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

        All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Silicon Valley Bank

Amendment to Loan Agreement

Borrower:	DivXNetworks, Inc.
Dated as of:	July 28, 2003

        THIS AMENDMENT TO LOAN AGREEMENT is entered into between SILICON VALLEY BANK ("Bank") and the borrower named above (the "Borrower"). The Parties agree to amend the Loan and Security Agreement between them, dated September 9, 2002, as amended or otherwise modified from time to time (the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

        1.    Revised Section 6.8    Section 6.8 of the Loan Agreement is hereby amended in its entirety to read as follows:

          "6.8    Intellectual Property Rights.

          Borrower will register (as determined in the commercially reasonable business judgment of Borrower) with the United States Patent and Trademark Office its material patent and trademark Intellectual Property and such additional Intellectual Property rights relating thereto developed or acquired including revisions or additions to any product before the sale or licensing of the product to any third party or which is otherwise material. Borrower shall inform Bank of any such registration promptly and take such actions and execute such documentation as Bank may deem necessary or advisable relating thereto.

          Borrower has no present maskworks, software, computer programs and other works of authorship registered with the United States Copyright Office except as disclosed on Exhibit 6.8 hereto, and Borrower shall not hereafter register any maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office without first complying with the following: (i) providing Bank with at least 15 days prior written notice thereof, (ii) providing Bank with a copy of the application for any such registration and (iii) executing and filing such other instruments, and taking such further actions as Bank may reasonably request from time to time to perfect or continue the perfection of Bank's interest in the Collateral, including without limitation the filing with the United States Copyright Office, simultaneously with the filing by Borrower of the application for any such registration, of a copy of this Agreement or a Supplement hereto in form acceptable to Bank identifying the maskworks, software, computer programs or other works of authorship being registered and confirming the grant of a security interest therein in favor of Bank.

          Borrower will (i) protect, defend and maintain the validity and enforceability of all material Intellectual Property in a manner consistent with past practices and, in any event, consistent with reasonable and prudent business practices and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank's written consent."

        2.    Representations True.    Borrower represents and warrants to Bank that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

        3.    General Provisions.    This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement and Consent may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

Borrower:			Silicon:
DivXNetworks, Inc.			Silicon Valley Bank
By	/s/ Jordan Greenhall		By	/s/ Deborah Brinker
	Title:	CEO	Title:	Vice President

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Silicon Valley Bank

Loan and Security Agreement

Borrower:	DivXNetworks, Inc.
Address:	10350 Science Center Drive, Building 14, Suite 140 San Diego, California 92121
Date:	July 28, 2003

        THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara California 95054 and the borrower(s) named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.    LOANS.

        1.1    Loans.    Silicon will make loans to Borrower (the "Loans") up the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and subject to deduction of Reserves for accrued interest and such other Reserves as Silicon deems proper from time to time in its good faith business judgment.

        1.2    Interest.    All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Silicon's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Silicon may, in its discretion, charge interest to Borrower's Deposit Accounts maintained with Silicon. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Silicon minimum monthly interest during the term of this Agreement in the amount set forth on the Schedule (the "Minimum Monthly Interest").

        1.3    Overadvances.    If at any time or for any reason the total of all outstanding Loans and all other monetary Obligations exceeds the Credit Limit (an "Overadvance"). Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand. Without limiting Borrower's obligation to repay to Silicon the amount of any Overadvance, Borrower agrees to pay Silicon interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

        1.4    Fees.    Borrower shall pay Silicon the fees shown on the Schedule, which are in addition to all interest and other sums payable to Silicon and are not refundable.

        1.5    Loan Request.    To obtain a Loan, Borrower shall make a request to Silicon by facsimile or telephone. Loan requests received after 12:00 Noon will not be considered by Silicon until the next Business Day. Silicon may rely on any telephone request for a Loan given by a person whom Silicon believes is an authorized representative of Borrower, and Borrower will indemnify Silicon for any loss Silicon suffers as a result of that reliance.

        1.6    Letters of Credit.    [Not Applicable]

2.    SECURITY INTEREST.    To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Silicon a security interest in all of the following (collectively, the "Collateral"): all right, title and interest of Borrower in and to all of the following, whether now owned

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or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower's books relating to any and all of the above.*

        *      Enforcement of the rights of the Silicon with respect to the Collateral shall be governed by, among other things, the provisions of Section 7.2 hereof.

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

        In order to induce Silicon to enter into this Agreement and to make Loans, Borrower represents and warrants to Silicon as follows, and Borrower covenants that the following representations will continue to be true*, and that Borrower will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been paid and performed in full:

        *      in all material respects

        3.1    Corporate Existence and Authority.    Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property.

        3.2    Name; Trade Names and Styles.    The name of Borrower set forth in the heading to this Agreement is its correct name. Listed in the Representations are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Silicon 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Change.

        3.3    Place of Business; Location of Collateral.    The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth in the Representations. Borrower will give Silicon at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth in the Representations, except that Borrower may maintain sales offices in the ordinary course of business at which not more than a total of $10,000 fair market value of Equipment is located.

        3.4    Title to Collateral; Perfection; Permitted Liens.

          (a)   Borrower is now, and will at all times in the future be, the sole owner* of all the Collateral, except for items of Equipment which are leased to Borrower. The Collateral now is and

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  will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Silicon and the Collateral against all claims of others.

        *      (either as a fee owner or as an owner of a license, as applicable)

        (b)   Borrower has set forth in the Representations all of Borrower's Deposit Accounts, and Borrower will give Silicon five Business Days advance written notice before establishing any new Deposit Accounts and will cause the institution where any such new Deposit Account is maintained to execute and deliver to Silicon a control agreement in form sufficient to perfect Silicon's security interest in the Deposit Account and otherwise satisfactory to Silicon in its good faith business judgment*. Nothing herein limits any requirements which may be set forth in the Schedule as to where Deposit Accounts will be maintained.

        *      (if an acceptable control agreement is not able to be delivered to Silicon within a reasonable amount of time, Borrower will take such other action as Silicon reasonably determines is appropriate such that Silicon will have a first priority perfected security interest in such funds, including, without limitation, moving such account to an institution where an acceptable control agreement may be obtained)

        (c)   In the event that Borrower shall at any time after the date hereof have any commercial tort claims against others, which it is asserting or intends to assert, and in which the potential recovery exceeds $100,000, Borrower shall promptly notify Silicon thereof in writing and provide Silicon with such information regarding the same as Silicon shall request (unless providing such information would waive the Borrower's attorney-client privilege). Such notification to Silicon shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to Silicon, and Borrower shall execute and deliver all such documents and take all such actions as Silicon shall request in connection therewith.

        (d)   None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. ~~Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and as such lease now prohibits, restrains, or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises~~.* Whenever any Collateral is located upon premises in which any third party has an interest, Borrower shall, whenever requested by Silicon, use its best efforts to cause such third party to execute and deliver to Silicon, in from acceptable to Silicon, such waivers and subordinations as Silicon shall specify in its good faith business judgment. Borrower will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located.

        *      Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral that violate any other material term or provision hereof, including without limitation, the covenant against encumbrances on the Collateral subject to the Permitted Liens.

        3.5    Maintenance of Collateral.    Borrower will maintain the Collateral in good working condition (ordinary wear and tear excepted), and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

        3.6    Books and Records.    Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

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        3.7    Financial Condition, Statements and Reports.    All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with GAAP and now and in the future will fairly present the results of operations and financial condition of Borrower, in accordance with GAAP, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no Material Adverse Change.

        3.8    Tax Returns and Payments; Pension Contributions.    Borrower has timely filed, and will timely file, all required tax returns and reports, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

        3.9    Compliance with Law.    Borrower has, to the best of its knowledge, complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to Borrower*, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

        *      , the violation of which could cause a Material Adverse Change

        3.10    Litigation.    There is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change. Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower involving any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.

        3.11    Use of Proceeds.    All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

4.    ACCOUNTS.

        4.1    Representations Relating to Accounts.    Borrower represents and warrants to Silicon as follows: Each Account with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, (i) represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery and acceptance of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, in the ordinary course of Borrower's business, and (ii) meet the Minimum Eligibility Requirements set forth in Section 8 below.

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        4.2    Representations Relating to Documents and Legal Compliance.    Borrower represents and warrants to Silicon as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

        4.3    Schedules and Documents relating to Accounts.    Borrower shall deliver to Silicon transaction reports and schedules of collections, as provided in the Schedule, on Silicon's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Silicon's security interest and other rights in all of Borrower's Accounts, nor shall Silicon's failure to advance or lend against a specific Account affect or limit Silicon's security interest and other rights therein. If requested by Silicon, Borrower shall furnish Silicon with copies (or, at Silicon's request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Silicon an aged accounts receivable trial balance as provided in the Schedule. In addition, Borrower shall deliver to Silicon, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

        4.4    Collection of Accounts.    Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Silicon, and Borrower shall immediately deliver all such payments and proceeds to Silicon in their original form, duly endorsed, to be applied to the Obligations in such order as Silicon shall determine. Silicon may, in its good faith business judgment, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may specify in its good faith business judgment.

        4.5.    Remittance of Proceeds.    All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to Silicon in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as Silicon shall determine; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Silicon the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate purchase price of $25,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Silicon. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

        4.6    Disputes.    Borrower shall notify Silicon promptly of all disputes or claims relating to Accounts. Borrower shall not forgive (completely or partially), compromise or settle any Account for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Silicon on the regular reports provided to Silicon; (ii) no Default or Even of Default has occurred and is continuing; and

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(iii) taking into account all such discounts, settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit.

        4.7    Returns.    Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Silicon, and immediately notify Silicon of the return of the Inventory.

        4.8    Verification.    Silicon may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or Silicon or such other name as Silicon may choose.

        4.9    No Liability.    Silicon shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Silicon be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Silicon from liability for its own gross negligence or willful misconduct.

5.    ADDITIONAL DUTIES OF BORROWER.

        5.1    Financial and Other Covenants.    Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

        5.2    Insurance.    Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require and that are customary and in accordance with standard practices for Borrower's industry and locations, and Borrower shall provide evidence of such insurance to Silicon. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its good faith business judgment, except that, provided no Default or Event of Default has occurred and is continuing. Silicon shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance. Silicon may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Silicon copies of all material reports made to insurance companies.

        5.3    Reports.    Borrower, at its expense, shall provide Silicon with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time specify in its good faith business judgment.

        5.4    Access to Collateral, Books and Records.    At reasonable times, and on one Business Day's notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records*. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Silicon's then current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower

6

and Silicon schedule an audit more than 10 days in advance, and Borrower seeks to reschedules the audit** with less than 10 days written notice to Silicon, then (without limiting any of Silicon's rights or remedies), Borrower shall pay Silicon a cancellation fee of $1,000 plus any out-of-pocket expenses incurred by Silicon, to compensate Silicon for the anticipated costs and expenses of the cancellation.

        *      with such audits not to conducted on a more frequent basis than quarterly unless a Default or Event of Default is then occurring or if Silicon, in its good faith business judgment, determines that a further investigative audit is necessary

        **    for a second time

        5.5    Negative Covenants.    Except as may be permitted in the Schedule, Borrower shall not, without Silicon's prior written consent (which shall be a matter of its good faith business judgment), do any of the followings: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business; (v) store any Inventory or other Collateral with any warehouseman or other third party; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets; (viii) incur any debts.* ~~outside the ordinary course of business, which would result in a Material Adverse Change~~; (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock**; (xii) make any change in Borrower's capital structure which would result in a Material Adverse Change; or (xiii) engage, directly or indirectly, in any business other than the businesses currently engaged in by Borrower or reasonably related thereto; or (xiv) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

        *      other than for Permitted Indebtedness

        **    other than for dividends issued solely in the capital stock of the Borrower or repurchases of stock from former employees, consultants, officers, or directors of Borrower under the terms of applicable repurchase agreements or pursuant to Borrower's employee stock option plans as approved by the Borrower's board of directors, provided that no Default or Event of Default has occurred, is continuing or would exist after giving effect to such repurchase or repurchases, provided, further, that the aggregate amount of such repurchases shall not exceed $50,000.

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        5.6    Litigation Cooperation.    Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Silicon, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Silicon may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

        5.7    Further Assurances.    Borrower agrees, at its expense, on request by Silicon, to execute all documents and take all actions, as Silicon, may, in its good faith business judgment, deem necessary or useful in order to perfect and maintain Silicon's perfected first-priority security interest in the Collateral (subject to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement.

6.    TERM.

        6.1    Maturity Date.    This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"), subject to Section 6.3 below.

        6.2    Early Termination.    This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, Borrower shall pay to Silicon a termination fee in an amount equal to one percent (1.0%) of the Maximum Credit Limit*, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

*
as a joint termination fee in connection herewith and the Exim Agreement (as defined in the Schedule hereto)

        6.3    Payment Of Obligations.    On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise than due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or, on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith (as estimated by Silicon in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit, pursuant to Silicon's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Silicon shall promptly terminate its financing statements with respect to the Borrower and deliver to Borrower such other documents as may be required to fully terminate Silicon's security interests.

7.    EVENTS OF DEFAULT AND REMEDIES.

        7.1    Events of Default.    The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Silicon immediate written notice

8

thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit*; or (d) Borrower shall fail to comply with any of the financial covenants set forth in the Schedule, or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured, or shall fail to permit Silicon to conduct an inspection or audit as specified in Section 5.4 hereof; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five Business Days after the date due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has resulted or may reasonably be expected to result in a Material Adverse Change; or (i) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law, or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than ~~20%**~~ of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Silicon; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make at suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) a Material Adverse Change shall occur***. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.

*
provided, however, if any such excess results directly from a change by Silicon of either the amount of Reserves or of the Minimum Eligibility Requirements, then Borrower shall have one Business Day in order to cure such a default

**
35%

***
or (q) an event of default arises under the Existing Loan Agreement

9

        7.2    Remedies.    Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Silicon without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Silicon deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Silicon to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) Offset against any sums in any of Borrower's general, special or other Deposit Accounts with Silicon against any or all of the Obligations; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate

10

applicable to the Obligations shall be increased by an additional four percent per annum (the "Default Rate").*

*
Further, Silicon hereby acknowledges and agrees that enforcement of its rights with respect to certain items of Collateral in which the bank is granted a security interest (including the use or assignment thereof) may be restricted by the provisions of Section 9407(b), 9408(d) or 9409(b) of the Code.

        Silicon's exercise of exclusive control over the securities accounts of Borrower shall be subject to the occurrence and continuance of an Event of Default and as otherwise set forth in the provisions of any and all applicable control agreements entered into from time to time regarding any such accounts.

        7.3    Standards for Determining Commercial Reasonableness.    Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

        7.4    Power of Attorney.    Upon the occurrence and during the continuance of any Event of Default, without limiting Silicon's other rights and remedies, Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Silicon agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Silicon may, in its good faith business judgment, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents; (b) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialsman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (c) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (d) Endorse all checks and other forms of remittances received by Silicon; (e) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (g) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (j) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents. Any and all reasonable sums paid and any and all

11

reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of Borrower.

        7.5    Application of Proceeds.    All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

        7.6    Remedies Cumulative.    In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligation have been fully paid and performed.

8.    DEFINITIONS.    As used in this Agreement, the following terms have the following meanings:

          "Account debtor" means the obligor on an Account

          "Accounts" means all present and future "accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

          "Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

          "Business Day" means a day on which Silicon is open for business.

          "Code" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

          "Collateral" has the meaning set forth in Section 2 above.

          "continuing" and "during the continuance of" when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by Silicon or cured within any applicable cure period.

          "Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

          "Default Rate" has the meaning set forth in Section 7.2 above.

12

          "Deposit Accounts" means all present and future "deposit accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

          "Eligible Inventory" [Not Applicable]

          "Eligible Accounts" means Accounts and General Intangibles arising in the ordinary course of Borrower's business from the sale of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, which Silicon, in its good faith business judgment, shall deem eligible for borrowing. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Silicon's good faith business judgment, the following (the "Minimum Eligibility Requirements") are the minimum requirements for a Account to be an Eligible Account: (i) the Account must not be outstanding for more than 90 days from its invoice date (the "Eligibility Period"), (ii) the Account must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, (iii) the Account must not be subject to any contingencies (including Accounts arising from sales on consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Account must not be owing from an Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account), (v) the Account must not be owing from an Affiliate of Borrower, (vi) the Account must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Account must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon's satisfaction, with the United States Assignment of Claims Act), (viii) the Account must not be owing from an Account Debtor located outside the United States or Canada (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insured satisfactory to Silicon), and (ix) the Account must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by Borrower to such Account Debtor). Accounts owing, from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding. In addition, if more than 50% of the Accounts owing from an Account Debtor are outstanding for a period longer than their Eligibility Period (without regard to unapplied credits) or are otherwise not eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing. Silicon may, from time to time, in its good faith business judgment, revise the Minimum Eligibility Requirements, upon written notice to Borrower.

          "Equipment" means all present and future "equipment" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

          "Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

          "Existing Loan Agreement" shall mean the Loan and Security Agreement dated September 9, 2002 by and between Silicon and Borrower, as amended and otherwise modified from time to time.

          "GAAP" means generally accepted accounting principles consistently applied.

          "General Intangibles" means all present and future "general intangibles" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment

13

  intangibles, royalties, contract rights, goodwill, franchise agreement, purchase orders, customer lists, route lists, telephone numbers, domain names, claim, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

          "good faith business judgment" means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of Silicon's business judgment.

          "including" means including (but not limited to).

          "Intellectual Property" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished; (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; and (j) all licenses or other rights to use any property or rights of a type described above.

          "Inventory" means all present and future "inventory" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

          "Investment property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

14

          "Loan Documents" means, collectively, this Agreement, the Representations, and all other present and future documents, instruments and agreements between Silicon and Borrower, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

          "Material Adverse Change" means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of the Borrower, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of Silicon's security interests in the Collateral.

          "Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon, whether evidenced by this Agreement or any note or other instrument or document, or otherwise, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Silicon in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees,  * attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.

          *      reasonable

          "Other Property" means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto; all present and future "commercial tort claims" (including without limitation any commercial tort claims identified in the Representations), "documents", "instruments", "promissory notes", "chattel paper", "letter of credit rights", "fixtures", "farm products" and "money", and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

          "Permitted Indebtedness" means the following: (a) Borrower's indebtedness to Silicon under this Agreement or any other Loan Document; (b) indebtedness existing on the Closing Date and shown on the Schedule; (c) Subordinated Debt; (d) Indebtedness to trade creditors incurred in the ordinary course of business; (e) Indebtedness secured by Permitted Liens; (f) Additional Indebtedness in an aggregate amount not to exceed $25,000 at any time, provided that no such Additional Indebtedness shall be incurred while a Default or Event of Default is then occurring and continuing or would arise upon the incurring thereof; and (g) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a), (b), (e) and (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be, provided, however, it is understood and agreed that no extension, refinancing, modification, amendment or restatement of any Subordinated Debt may occur without the written consent of Silicon thereto.

          "Permitted Liens" means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable, (iv) additional security interests and liens consented to in writing by Silicon, which consent may be withheld in its good faith business judgment; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the

15

  indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Silicon will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

          "Representations" means the written Representations and Warranties provided by Borrower to Silicon referred to in the Schedule.

          "Reserves" means, as of any date of determination, such amounts as Silicon may from time to time establish and revise in its good faith business judgment, reducing the amount of Loans, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by Silicon in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Silicon in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Silicon's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Silicon is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Silicon determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

          Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.    GENERAL PROVISIONS.

        9.1    Interest Computation.    In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Silicon (including proceeds of Accounts and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations three Business Days after receipt by Silicon of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day. Silicon shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Silicon in its good faith business judgment, and Silicon may charge Borrower's loan account for the amount of any item of payment which is returned to Silicon unpaid.

        9.2    Application of Payments.    All payments with respect to the Obligations may be applied, and in Silicon's good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as Silicon shall determine in its good faith business judgment.

16

        9.3    Charges to Accounts.    Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Silicon.

        9.4    Monthly Accountings.    Silicon shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Silicon), unless Borrower notifies Silicon in writing to the contrary within 60 days after such account is rendered, describing the nature of any alleged errors or omissions.

        9.5    Notices.    All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Silicon shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

        9.6    Severability.    Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

        9.7    Integration.    This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

        9.8    Waivers; Indemnity.    The failure of Silicon at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Borrower. Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement. Borrower hereby agrees to indemnify Silicon and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between Silicon and Borrower, or any other matter, relating to Borrower or the Obligations; provided that this indemnity shall not extend to damages proximately caused by the indemnitee's own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the

17

contrary, the indemnity set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

        9.9    No Liability for Ordinary Negligence.    Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon, but nothing herein shall relieve Silicon from liability for its own gross negligence or willful misconduct.

        9.10    Amendment; Conflict.    The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Silicon. Further, in the event of a conflict between any provision of this Agreement and any provision of any other document, instrument or agreement between Borrower on the one hand, and Bank or any other division or affiliate of Bank on the other hand, including without limitation the Existing Loan Agreement, Bank shall determine in its sole discretion which provision shall apply.

        9.11    Time of Essence.    Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

        9.12    Attorneys Fees and Costs.    Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and all present and future documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Borrower. In satisfying Borrower's obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon's attorneys, Levy, Small & Lallas, but Borrower acknowledges and agrees that Levy, Small & Lallas is representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

        9.13    Benefit of Agreement.    The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Silicon; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release Borrower from its liability for the Obligations.

        9.14    Joint and Several Liability.    If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

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        9.15    Limitation of Actions.    Any claim or cause of action by Borrower against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Silicon, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Silicon, or on any other person authorized to accept service on behalf of Silicon, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

        9.16    Paragraph Headings; Construction.    Paragraph headings are only used in this Agreement for convenience. Borrower and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Borrower under any rule of construction or otherwise.

        9.17    Governing Law; Jurisidiction; Venue.    This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Silicon to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon's option, be litigated in courts located within California, and that the exclusive venue therefor shall be San Diego County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

        9.18    Mutual Waiver of Jury Trial.    BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY

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OTHER PERSONS AFFILIATED WITH SILICON OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Borrower:		Silicon:
DIVXNETWORKS, INC.		SILICON VALLEY BANK
By:	/s/ Illegible	By:	/s/ DEBORAH BRINKER
	President or Vice President	Title:	Vice President
By:	/s/ Illegible
Secretary or Asst. Secretary

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Silicon Valley Bank

Schedule to

Loan and Security Agreement

Borrower:	DivXNetworks, Inc.
Address:	10350 Science Center Drive, Building 14, Suite 140 San Diego, California 92121
Date:	July , 2003

This Schedule forms an integral part of the Loan and Security Agreement between Silicon Valley Bank and the above-borrower of even date.

1.	CREDIT LIMIT (Section 1.1):
An amount not to exceed the lesser of: (i) $2,000,000 at any one time outstanding (the "Maximum Credit Limit"); or (ii) 80% (the "Advance Rate") of the amount of Borrower's Eligible Accounts (as defined in Section 8 above);
PROVIDED, HOWEVER: the Loans outstanding hereunder and under the Exim Agreement shall not at any time in the aggregate exceed $2,000,000.

Silicon may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

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Exim Agreement; Cross-Collateralization; Cross-Default:

Silicon and the Borrower are parties to that certain Loan and Security Agreement (Exim Program) of even date (the "Exim Agreement"). Both this Agreement and the Exim Agreement shall continue in full force and effect, and all rights and remedies under this Agreement and the Exim Agreement are cumulative. The term "Obligations" as used in this Agreement and in the Exim Agreement shall include without limitation the obligation to pay when due all Loans made pursuant to this Agreement (the "Non-Exim Loans") and all interest thereon and the obligation to pay when due all Loans made pursuant to the Exim Agreement (the "Exim Loans") and all interest thereon. Without limiting the generality of the foregoing, all "Collateral" as defined in this Agreement and as defined in the Exim Agreement shall secure all Exim Loans and all Non-Exim Loans and all interest thereon, and all other Obligations. Any Event of Default under this Agreement shall also constitute an Event of Default under the Exim Agreement, and any Event of Default under the Exim Agreement shall also constitute an Event of Default under this Agreement. In the event Silicon assigns its rights under the Exim Agreement and/or under any Note evidencing Exim Loans and/or its rights under this Agreement and/or under any Note evidencing Non-Exim Loans, to any third party, including without limitation the Export-Import Bank of the United States ("Exim Bank"), whether before or after the occurrence of any Event of Default, Silicon shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the Agreement and/or Note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrower.
Existing Loan Agreement
Borrower and Silicon have entered into other credit facility arrangements as reflected in the Existing Loan Agreement. All of the terms and conditions of the Existing Loan Agreement shall continue in full force and effect and are not deemed modified by the terms and conditions hereof, and Borrower shall continue to repay the indebtedness in such manner and in accordance with the repayment terms as are stated in the Existing Loan Agreement. Further, the amount of indebtedness outstanding thereunder shall not be deemed to affect the availability for Loans hereunder.

2.	INTEREST
Interest Rate (Section 1.2):

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A rate equal to the "Prime Rate" in effect from time to time, plus 2.50% per annum, provided that the interest rate in effect on any day shall not be less than 6.75% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. As used in this Agreement, "Prime Rate" means the interest rate announced from time to time by Silicon as its "prime rate" (which is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon). The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.
	Minimum Monthly Interest (Section 1.2):	N/A

3.	FEES (Section 1.4):
	Loan Fee:	$25,000 on a joint basis herewith and in connection with the Exim Agreement, which shall be payable concurrently herewith.
Collateral Monitoring Fee:
$1,000 per month on a joint basis in connection with this Agreement and the Exim Agreement, and which is payable in arrears (prorated for any partial month at the beginning and at termination of this Agreement).
Unused Line Fee:
In the event, in any calendar month (or portion thereof at the beginning and end of the term hereof), the average daily principal balance of the Loans outstanding hereunder and under the Exim Agreement during the month is less than the amount of the Maximum Credit Limit, Borrower shall pay Silicon an unused line fee in an amount equal to 0.50% per annum on the difference between the amount of the Maximum Credit Limit and the average daily principal balance of such Loans outstanding during such month, computed on the basis of a 360-day year, which unused line fee shall be computed and paid monthly, in arrears, on the first day of the following month.

4.	MATURITY DATE (Section 6.1):	July , 2004.

5.	FINANCIAL COVENANT (Section 5.1):	Borrower shall comply with each of the following covenant. Compliance shall be determined as of the end of each month:

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Minimum Tangible Net Worth:
Borrower shall maintain a Tangible Net Worth of not less than $1,500,000 plus (i) 50% of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower, and plus (ii) 50% of the Borrower's net income in each fiscal quarter ending after the date hereof. Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the quarter in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.
	Definitions.	For purposes of the foregoing financial covenant, the following term shall have the following meaning:
"Tangible Net Worth" shall mean the excess of total assets over total liabilities, determined in accordance with GAAP, with the following adjustments:
(A)
there shall be excluded from assets: (1) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets under GAAP, including without limitation goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises.
(B)
there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which Silicon agrees in writing is acceptable to Silicon in its good faith business judgment.

6.	REPORTING. (Section 5.3):	Borrower shall provide Silicon with the following:
		1.	Transaction reports and schedules of collections, each week and at the time of each Loan request, on Silicon's standard form.
		2.	Monthly accounts receivable agings, aged by invoice date, within fifteen days after the end of each month.
		3.	Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, within fifteen days after the end of each month.

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		4.	Monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger, within fifteen days after the end of each month.
		5.	Monthly unaudited financial statements, as soon as available, and in any event within thirty days after the end of each month.
6.
Monthly Compliance Certificates, within thirty days after the end of each month, in such form as Silicon shall reasonably specify, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Silicon shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks.
7.
Annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower within thirty days prior to the end of each fiscal year of Borrower.
8.
Annual financial statements, as soon as available, and in any event within 90 days following the end of Borrower's fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Silicon.

7.	BORROWER INFORMATION:

Borrower represents and warrants that the information set forth in the Representations and Warranties of the Borrower dated March 24, 2003, previously submitted to Silicon (the "Representations") is true and correct as of the date hereof.

8.	ADDITIONAL PROVISIONS

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(1)
Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon. Without limiting the generality of the foregoing, Borrower shall, at all times, maintain not less than 85% of its total cash and investments on deposit with Silicon. Further, as to any Deposit Accounts and investment accounts maintained with another institution, there shall be no requirement for Borrower to cause such institution, to enter into a control agreement in form acceptable to Silicon unless Silicon specifically makes an additional request in writing for Borrower to do so.
(2)	Initial Collateral Audit. The first audit of the Collateral hereunder shall be completed, with results satisfactory to Silicon, no later than 90 days from the date hereof.
(3)
Subordination of Inside Debt. All present and future indebtedness of Borrower to its officers, directors and shareholders ("Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Silicon's standard form. Borrower represents and warrants that there is no Inside Debt presently outstanding, except for the following: None. Prior to incurring any Inside Debt in the future, Borrower shall cause the person to whom such Inside Debt will be owed to execute and deliver to Silicon a subordination agreement on Silicon's standard form.
(4)
Intellectual Property Rights. Borrower will register (as determined in the commercially reasonable business judgment of Borrower) with the United States Patent and Trademark Office its material patent and trademark Intellectual Property and such additional Intellectual Property rights relating thereto developed or acquired including revisions or additions to any product before the sale or licensing of the product to any third party or which is otherwise material. Borrower shall inform Silicon of any such registration promptly and take such actions and execute such documentation as Silicon may deem necessary or advisable relating thereto.

6

Borrower has no present maskworks, software, computer programs and other works of authorship registered with the United States Copyright Office except as disclosed on Exhibit 6.8 hereto, and Borrower shall not hereafter register any maskworks, software, computer programs or other works of authorship subject to United States copyright protection with the United States Copyright Office without first complying with the following: (i) providing Silicon with at least 15 days prior written notice thereof, (ii) providing Bank with a copy of the application for any such registration and (iii) executing and filing such other instruments, and taking such further actions as Silicon may reasonably request from time to time to perfect or continue the perfection of Silicon's interest in the Collateral, including without limitation the filing with the United States Copyright Office, simultaneously with the filing by Borrower of the application for any such registration, of a copy of this Agreement or a Supplement hereto in form acceptable to Silicon identifying the maskworks, software, computer programs or other works of authorship being registered and confirming the grant of a security interest therein in favor of Silicon.

Borrower will (i) protect, defend and maintain the validity and enforceability of all material Intellectual Property in a manner consistent with past practices and, in any event, consistent with reasonable and prudent business practices and promptly advise Silicon in writing of material Infringements and (ii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Silicon's written consent.
Borrower:		Silicon:
DIVXNETWORKS, INC.		SILICON VALLEY BANK
By:	/s/ ILLEGIBLE President or Vice President	By:	/s/ ILLEGIBLE
		Title:	/s/ ILLEGIBLE
By:	/s/ ILLEGIBLE Secretary or Asst. Secretary

7

Silicon Valley Bank

Loan and Security Agreement
(Exim Program)

Borrower:	DivXNetworks, Inc.
Address:	10350 Science Center Drive, Building 14, Suite 140 San Diego, California 92121
Date:	July 28, 2003

        THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between SILICON VALLEY BANK ("Silicon"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and the borrower(s) named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.    LOANS.

        1.1    Loans.    Silicon will make loans to Borrower (the "Loans") up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing, and subject to deduction of Reserves for accrued interest and such other Reserves as Silicon deems proper from time to time in its good faith business judgment.

        1.2    Interest.    All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Silicon's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Silicon may, in its discretion, charge interest to Borrower's Deposit Accounts maintained with Silicon. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Silicon minimum monthly interest during the term of this Agreement in the amount set forth on the Schedule (the "Minimum Monthly Interest").

        1.3    Overadvances.    If at any time or for any reason the total of all outstanding Loans and all other monetary Obligations exceeds the Credit Limit (an "Overadvance"), Borrower shall immediately pay the amount of the excess to Silicon, without notice or demand. Without limiting Borrower's obligation to repay to Silicon the amount of any Overadvance, Borrower agrees to pay Silicon interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

        1.4    Fees.    Borrower shall pay Silicon the fees shown on the Schedule, which are in addition to all interest and other sums payable to Silicon and are not refundable.

        1.5    Loan Requests.    To obtain a Loan, Borrower shall make a request to Silicon by facsimile or telephone. Loan requests received after 12:00 Noon will not be considered by Silicon until the next Business Day. Silicon may rely on any telephone request for a Loan given by a person whom Silicon believes is an authorized representative of Borrower, and Borrower will indemnify Silicon for any loss Silicon suffers as a result of that reliance.

        1.6    Letters of Credit.    [Not Applicable]

        2.2.    SECURITY INTEREST.    To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Silicon a security interest in all of the following (collectively, the "Collateral"): all right, title and interest of Borrower in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts, all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all Borrower's books relating to any and all of the above. *

        *      Enforcement of the rights of the Silicon with respect to the Collateral shall be governed by, among other things, the provisions of Section 7.2 hereof.

3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.

        In order to induce Silicon to enter into this Agreement and to make Loans, Borrower represents and warrants to Silicon as follows, and Borrower covenants that the following representations will continue to be true *, and that Borrower will at all times comply with all of the following covenants, throughout the term of this Agreement and until all Obligations have been paid and performed in full:

        *      in all material respects

        3.1    Corporate Existence and Authority.    Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a Material Adverse Change. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation any agreement or instrument which is binding upon Borrower or its property.

        3.2    Name; Trade Names and Styles.    The name of Borrower set forth in the heading to this Agreement is its correct name. Listed in the Representations are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Silicon 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, except where the failure to so comply would not reasonably be expected to result in a Material Adverse Change.

        3.3    Place of Business; Location of Collateral.    The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth in the Representations. Borrower will give Silicon at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth in the Representations, except that Borrower may maintain sales offices in the ordinary course of business at which not more than a total of $10,000 fair market value of Equipment is located.

        3.4    Title to Collateral; Perfection; Permitted Liens.

        (a)   Borrower is now, and will at all times in the future be, the sole owner * of all the Collateral, except for items of Equipment which are leased to Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Silicon now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Silicon and the Collateral against all claims of others.

        *      (either as a fee owner or as an owner of a license, as applicable)

        (b)   Borrower has set forth in the Representations all of Borrower's Deposit Accounts, and Borrower will give Silicon five Business Days advance written notice before establishing any new Deposit Accounts and will cause the institution where any such new Deposit Account is maintained to execute and deliver to Silicon a control agreement in form sufficient to perfect Silicon's security interest in the Deposit Account and otherwise satisfactory to Silicon in its good faith business judgment *. Nothing herein limits any requirements which may be set forth in the Schedule as to where Deposit Accounts will be maintained.

        *      (if an acceptable control agreement is not able to be delivered to Silicon within a reasonable amount of time, Borrower will take such other action as Silicon reasonably determines is appropriate such that Silicon will have a first priority perfected security interest in such funds, including, without limitation, moving such account to an institution where an acceptable control agreement may be obtained)

        (c)   In the event that Borrower shall at any time after the date hereof have any commercial tort claims against others, which it is asserting or intends to assert, and in which the potential recovery exceeds $100,000, Borrower shall promptly notify Silicon thereof in writing and provide Silicon with such information regarding the same as Silicon shall request (unless providing such information would waive the Borrower's attorney-client privilege). Such notification to Silicon shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to Silicon, and Borrower shall execute and deliver all such documents and take such actions as Silicon shall request in connection therewith.

        ((d) None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. ~~Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair, Borrower's right to remove any Collateral from the leased premises.~~ * Whenever any Collateral is located upon premises in which any third party has an interest, Borrower shall, whenever requested by Silicon, use its best efforts to cause such third party to execute and deliver to Silicon, in form acceptable to Silicon, such waivers and subordinations as Silicon shall specify in its good faith business judgment. Borrower will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located.

        *      Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral that violate any other material term or provision hereof, including without limitation, the covenant against encumbrances on the Collateral subject to the Permitted Liens.

        3.5    Maintenance of Collateral.    Borrower will maintain the Collateral in good working condition (ordinary wear and tear excepted), and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Silicon in writing of any material loss or damage to the Collateral.

        3.6    Books and Records.    Borrower has maintained and will maintain at Borrower's Address complete and accurate banks and records, comprising an accounting system in accordance with GAAP.

        3.7    Financial Condition, Statements and Reports.    All financial statements now or in the future delivered to Silicon have been, and will be, prepared in conformity with GAAP and now and in the future will fairly present the results of operations and financial condition of Borrower, in accordance with GAAP, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Silicon and the date hereof, there has been no Material Adverse Change.

        3.8    Tax Returns and Payments; Pension Contributions.    Borrower has timely filed, and will timely file, all required tax returns and reports, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Silicon in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

        3.9    Compliance with Law.    Borrower has, to the best of its knowledge, complied, and will comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to Borrower *, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

        *      , the violation of which could cause a Material Adverse Change

        3.10    Litigation.    There is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change. Borrower will promptly inform Silicon in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Borrower involving any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.

        3.11    Use of Proceeds.    All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

4.    ACCOUNTS.

        4.1    Representations Relating to Accounts.    Borrower represents and warrants to Silicon as follows: Each Account with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, (i) represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, in the ordinary course of Borrower's business, and (ii) meet the Minimum Eligibility Requirements set forth in Section 8 below.

        4.2    Representations Relating to Documents and Legal Compliance.    Borrower represents and warrants to Silicon as follows: All statements made and all unpaid balance appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. To the best of Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

        4.3    Schedules and Documents relating to Accounts.    Borrower shall deliver to Silicon transaction reports and schedules of collections, as provided in the Schedule, on Silicon's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Silicon's security interest and other rights in all of Borrower's Accounts, nor shall Silicon's failure to advance or lend against a specific Account affect or limit Silicon's security interest and other rights therein. If requested by Silicon, Borrower shall furnish Silicon with copies (or, at Silicon's request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipt, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Silicon an aged accounts receivable trial balance as provided in the Schedule. In addition, Borrower shall deliver to Silicon, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

        4.4    Collection of Accounts.    Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Silicon, and Borrower shall immediately deliver all such payments and proceeds to Silicon in their original form, duly endorsed, to be applied to the Obligations in such order as Silicon shall determine. Silicon may, in its good faith business judgment, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Silicon may specify, pursuant to a blocked account agreement in such form as Silicon may specify in its good faith business judgment.

        4.5    Remittance of Proceeds.    All proceeds arising from the disposition of any Collateral shall be delivered, in kind, by Borrower to Silicon in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations in such order as Silicon shall determine; provided that, if no Default or Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Silicon the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm's length transaction for an aggregate purchase price of $25,000 or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Silicon. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

        4.6    Disputes.    Borrower shall notify Silicon promptly of all disputes or claims relating to Accounts. Borrower shall not forgive (completely or partially), compromise or settle any Account for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Silicon on the regular reports provided to Silicon; (ii) no Default or Event of Default has occurred and is continuing; and

(iii) taking into account all such discounts, settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit.

        4.7    Returns.    Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Silicon, and immediately notify Silicon of the return of the Inventory.

        4.8    Verification.    Silicon may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or Silicon or such other name as Silicon may choose.

        4.9    No Liability.    Silicon shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Silicon be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Silicon from liability for its own gross negligence or willful misconduct.

5.    ADDITIONAL DUTIES OF BORROWER.

        5.1    Financial and Other Covenants.    Borrower shall at all times comply with the financial and other covenants set forth in the Schedule.

        5.2    Insurance.    Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Silicon, in such form and amounts as Silicon may reasonably require and that are customary and in accordance with standard practices for Borrower's industry and locations, and Borrower shall provide evidence of such insurance to Silicon. All such insurance policies shall name Silicon as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Silicon. Upon receipt of the proceeds of any such insurance, Silicon shall apply such proceeds in reduction of the Obligations as Silicon shall determine in its good faith business judgment, except that, provided no Default or Event of Default has occurred and is continuing, Silicon shall release to Borrower insurance proceeds with respect to equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Silicon may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Silicon may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Silicon copies of all material reports made to insurance companies.

        5.3    Reports.    Borrower, at its expense, shall provide Silicon with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Silicon shall from time to time specify in its good faith business judgment.

        5.4    Access to Collateral Books and Records.    At reasonable times, and on one Business Day's notice, Silicon, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records *. Silicon shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Silicon shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense' and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Silicon's then current standard charge for the same), plus reasonable out-of-pocket expenses. In the event

Borrower and Silicon schedule an audit more than 10 days in advance, and Borrower seeks to reschedules the audit ** with less than 10 days written notice to Silicon, then (without limiting any of Silicon's rights or remedies), Borrower shall pay Silicon a cancellation fee of $1,000 plus any out-of-pocket expenses incurred by Silicon, to compensate Silicon for the anticipated costs and expenses of the cancellation.

        *      with such audits not to conducted on a more frequent basis than quarterly unless a Default or Event of Default is then occurring or if Silicon, in its good faith business judgment, determines that a further investigative audit is necessary

        **    for a second time

        5.5    Negative Covenants.    Except as may be permitted in the Schedule, Borrower shall not, without Silicon's prior written consent (which shall be a matter of its good faith business judgment), do any of the following: (i) merge or consolidate with another corporation or entity; (ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business; (v) store any Inventory or other Collateral with any warehouseman or third party; (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) make any loans of any money or other assets; (viii) incur any debts, * ~~outside the ordinary course of business, which would result in a Material Adverse Change~~; (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity; (x) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower); (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock *; (xii) make any change in Borrower's capital structure which would result in a Material Adverse Change; or (xii) engage, directly or indirectly, in any business other than the businesses currently engaged in by Borrower or reasonably related thereto; or (xiv) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

        *      other than for Permitted Indebtedness

        **    other than for dividends issued solely in the capital stock of the Borrower or repurchases of stock from former employees, consultants, officers, or directors of Borrower under the terms of applicable repurchase agreements or pursuant to Borrower's employee stock option plans as approved by the Borrower's board of directors, provided that no Default or Event of Default has occurred, is continuing or would exist after giving effect to such repurchase or repurchases, provided, further, that the aggregate amount of such repurchases shall not exceed $50,000.

        5.6    Litigation Cooperation.    Should any third-party suit or proceeding be instituted by or against Silicon with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Silicon, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Silicon make deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

        5.7    Further Assurances.    Borrower agrees, at its expense, on request by Silicon, to execute all documents and take all actions, as Silicon may, in its good faith business judgment, deem necessary or useful in order to perfect and maintain Silicon's prefected first-priority security interest in the Collateral (subject to Permitted Liens), and in order to fully consummate the transactions contemplated by this Agreement.

6.    TERM.

        6.1    Maturity Date.    This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"), subject to Section 6.3 below.

        6.2    Early Termination.    This Agreement may be terminated prior to the Maturity Date as follows: (i) the Borrower, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, Borrower shall pay to Silicon a termination fee in an amount equal to one percent (1.0%) of the Maximum Credit Limit*, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

        *      as a joint termination fee in connection herewith and the Non-Exim Agreement (as defined in the Schedule hereto)

        6.3    Payment of Obligations.    On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith (as estimated by Silicon in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit, pursuant to Silicon's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Silicon's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that Silicon may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Silicon, nor shall any such termination relieve Borrower of any Obligation to Silicon, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Silicon shall promptly terminate its financing statements with respect to the Borrower and deliver to Borrower such other documents as may be required to fully terminate Silicon's security interests.

7.    EVENTS OF DEFAULT AND REMEDIES.

        7.1    Events of Default.    The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Silicon immediate written notice thereof:

(a) Any warranty, representation, statement, report or certificate made or delivered to Silicon by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect when made or deemed to be made; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit*; or (d) Borrower shall fail to comply with any of the financial covenants set forth in the Schedule, or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured, or shall fail to permit Silicon to conduct an inspection or audit as specified in Section 5.4 hereof; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within five Business Days after the date due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (h) Borrower breaches any material contract or obligation, which has resulted or may reasonably be expected to result in a Material Adverse Change; or (i) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than ~~20%**~~ of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Silicon; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer or any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) a Material Adverse Change shall occur***. Silicon may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.

        *      provided, however, if any such excess results directly from a change by Silicon of either the amount of Reserves or of the Minimum Eligibility Requirements, then Borrower shall have one Business Day in order to cure such a default

        **    35%

        ***  or (q) an event of default arises under the Existing Loan Agreement

        7.2    Remedies.    Upon the Occurrence and during the continuance of any Event of Default, and at any time thereafter, Silicon, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Silicon without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Silicon deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Silicon seek to take possession of any of the Collateral by court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Silicon retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Silicon at places designated by Silicon which are reasonably convenient to Silicon and Borrower, and to remove the Collateral to such locations as Silicon may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Silicon shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Silicon obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Silicon shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Silicon deems reasonable, or on Silicon's premises, or elsewhere and the Collateral need not be located at the place of disposition. Silicon may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Silicon to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Silicon's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) Offset against any sums in any of Borrower's general, special or other Deposit Accounts with Silicon against any or all of the Obligations; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of Silicon's rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional four percent per annum (the "Default Rate").*

        *      Further, Silicon hereby acknowledges and agrees that enforcement of its rights with respect to certain items of Collateral in which the Bank is granted a security interest (including the use or assignment thereof) may be restricted by the provisions of Sections 9407(b), 9408(d) or 9409(b) of the Code.

        Silicon's exercise of exclusive control over the securities accounts of Borrower shall be subject to the occurrence and continuance of an Event of Default and as otherwise set forth in the provisions of any and all applicable control agreements entered into from time to time regarding any such accounts.

        7.3    Standards for Determining Commercial Reasonableness.    Borrower and Silicon agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Silicon, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Silicon may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Silicon shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

        7.4    Power of Attorney.    Upon the occurrence and during the continuance of any Event of Default, without limiting Silicon's other rights and remedies, Borrower grants to Silicon an irrevocable power of attorney coupled with an interest, authorizing and permitting Silicon (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Silicon agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Silicon may, in its good faith business judgment, deem advisable in order to perfect and maintain Silicon's security interest in the Collateral, or in order to exercise a right of Borrower or Silicon, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents; (b) Execute on behalf of Borrower, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (c) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Silicon's possession; (d) Endorse all checks and other forms of remittances received by Silicon; (e) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (g) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Silicon the same rights of access and other rights with respect thereto as Silicon has under this Agreement; and (j) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other Loan Documents. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorney's fees incurred by Silicon with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Silicon's rights under the foregoing power of attorney or any of Silicon's other rights under this Agreement be deemed to indicate that Silicon is in control of the business, management or properties of Borrower.

        7.5    Application of Proceeds.    All proceeds realized as the result of any sale of the Collateral shall be applied by Silicon first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Silicon in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Silicon shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Silicon for any deficiency. If, Silicon, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Silicon shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Silicon of the cash therefor.

        7.6    Remedies Cumulative.    In addition to the rights and remedies set forth in this Agreement, Silicon shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Silicon and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Silicon of one or more of its rights or remedies shall not be deemed an election, nor bar Silicon from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Silicon to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8.    DEFINITIONS.    As used in this Agreement, the following terms have the following meanings:

          "Account Debtor" means the obligor on an Account.

          "Accounts" means all present and future "accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Borrower.

          "Affiliate" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

          "Business Day" means a day on which Silicon is open for business.

          "Code" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

          "Collateral" has the meaning set forth in Section 2 above.

          "continuing" and "during the continuance of" when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by Silicon or cured within any applicable cure period.

          "Default" means any event which with notice or passage of time or both, would constitute an Event of Default.

          "Default Rate" has the meaning set forth in Section 7.2 above.

          "Deposit Accounts" means all present and future "deposit accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

          "Eligible Inventory" [Not Applicable]

          "Eligible Accounts" means Accounts and General Intangibles arising in the ordinary course of Borrower's business from the sale of goods or the rendition of services, or the non-exclusive licensing of Intellectual Property, which Silicon, in its good faith business judgment, shall deem eligible for borrowing*. Without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Silicon's good faith business judgment, the following (the "Minimum Eligibility Requirements") are the minimum requirements for a Account to be an Eligible Account: (i) the Account must not ~~be outstanding for more than 90 days from its invoice date~~** (~~the "Eligibility Period"~~), (ii) the Account must not represent progress billings, or be due under a fulfillment or requirements contract with the Account Debtor, (iii) the Account must not be subject to any contingencies (including Accounts arising from sales consignment, guaranteed sale or other terms pursuant to which payment by the Account Debtor may be conditional), (iv) the Account must not be owing from an Account Debtor with whom Borrower has any dispute (whether or not relating to the particular Account), (v) the Account must not be owing from an Affiliate of Borrower, (vi) the Account must not be owing from an Account Debtor which is subject to any insolvency or bankruptcy proceeding, or whose financial condition is not acceptable to Silicon, or which, fails or goes out of a material portion of its business, (vii) the Account must not be owing from the United States or any department, agency or instrumentality thereof (unless there has been compliance, to Silicon's satisfaction, with the United States Assignment of Claims Act), (viii) ~~the Account must not be owing from an Account Debtor located outside the United States or Canada (unless pre approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCLA insured satisfactory to Silicon),~~ and (ix) the Account must not be owing from an Account Debtor to whom Borrower is or may be liable for goods purchased from such Account Debtor or otherwise (but, in such case, the Account will be deemed not eligible only to the extent of any amounts owed by Borrower to such Account Debtor). Accounts owing from one Account Debtor will not be deemed Eligible Accounts to the extent they exceed 25% of the total Accounts outstanding. In addition, if more than 50% of the Accounts owing from an Account Debtor are outstanding for a period longer than ~~their Eligibility Period~~*** (without regard to unapplied credits) or are otherwise not eligible Accounts, then all Accounts owing from that Account Debtor will be deemed ineligible for borrowing. Silicon may, from time to time, in its good faith business judgment, revise the Minimum Eligibility Requirements, upon written notice to Borrower.***

        *      and which constitute "Eligible Export-Related Accounts Receivable" (as defined in the Exim Borrower Agreement referred to in the Schedule)

        **    have an initial sales term exceeding 90 days

        ***  60 days past their due date

        **** Further, Eligible Accounts shall not include any of the following: Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 60 days of invoice due date; credit balances over 60 days from invoice date; Accounts with open account terms for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all foreign Accounts, unless pre-approved by Bank in writing; or Accounts which are backed by a letter of credit that Bank determines is not acceptable or not negotiated by Bank.

          "Eligible Unbilled Accounts" shall mean Accounts with respect to which the invoice and other necessary billing documentation have not been submitted to the applicable account debtor in connection with a completed (or contracted) sale of goods, rendition of services or licensing of software but which otherwise qualify as Eligible Accounts for purposes hereof.

          "Equipment" means all present and future "equipment" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

          "Event of Default" means any of the events set forth in Section 7.1 of this Agreement.

          "Existing Loan Agreement" shall mean the Loan and Security Agreement dated September 9, 2002 by and between Silicon and Borrower, as amended and otherwise modified from time to time.

          "GAAP" means generally accepted accounting principles consistently applied.

          "General Intangibles" means all present and future "general intangibles" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

          "good faith business judgment" means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of Silicon's business judgment.

          "including" means including (but not limited to).

          "Intellectual Property" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished; (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; and (j) all licenses or other rights to use any property of rights or a type described above.

          "Inventory" means all present and future "inventory" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

          "Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

          "Loan Documents" means, collectively, this Agreement, the Representations, and all other present and future documents, instruments and agreements between Silicon and Borrower, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

          "Material Adverse Change" means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of the Borrower, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of Silicon's security interests in the Collateral.

          "Obligations" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon, whether evidenced by this Agreement or any note or other instrument or document, or otherwise, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Silicon in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, * attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.

          *      reasonable

          "Other Property" means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims" (including without limitation any commercial tort claims identified in the Representations), "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

          "Permitted Indebtedness" means the following: (a) Borrower's indebtedness to Silicon under this Agreement or any other Loan Document; (b) Indebtedness existing on the Closing Date and shown on the Schedule; (c) Subordinated Debt; (d) Indebtedness to trade creditors incurred in the ordinary course of business; (e) Indebtedness secured by Permitted Liens; (f) Additional Indebtedness in an aggregate amount not to exceed $25,000 at any time, provided that no such Additional Indebtedness shall be incurred while a Default or Event of Default is then occurring and continuing or would arise upon the incurring thereof; and (g) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a), (b),

  (e) and (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be, provided, however, it is understood and agreed that no extension, refinancing, modification, amendment or restatement of any Subordinated Debt may occur without the written consent of Silicon thereto.

          "Permitted Liens" means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Silicon, which consent may be withheld in its good faith business judgment; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Silicon will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Silicon's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Silicon, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

          "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

          "Representations" means the written Representations and Warranties provided by Borrower to Silicon referred to in the Schedule.

          "Reserves" means, as of any date of determination, such amounts as Silicon may from time to time establish and revise in its good faith business judgment, reducing the amount of Loans, Letters of Credit and other financial accommodations which would otherwise be available to Borrower under the lending formula(s) provided in the Schedule: (a) to reflect events, conditions, contingencies or risks which, as determined by Silicon in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Silicon in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Silicon's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Silicon is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which Silicon determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

          Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.    GENERAL PROVISIONS.

        9.1    Interest Computation.    In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Silicon (including proceeds of Accounts and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations three Business Days after receipt by Silicon of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day. Silicon shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Silicon in its good faith business judgment, and Silicon may charge Borrower's loan account for the amount of any item of payment which is returned to Silicon unpaid.

        9.2    Application of Payments.    All payments with respect to the Obligations may be applied, and in Silicon's good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as Silicon shall determine in its good faith business judgment.

        9.3    Charges to Accounts.    Silicon may, in its discretion, require that Borrower pay monetary Obligations in cash to Silicon, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Silicon may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Silicon.

        9.4    Monthly Accountings.    Silicon shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Silicon), unless Borrower notifies Silicon in writing to the contrary within 60 days after such account is rendered, describing the nature of any alleged errors or omissions.

        9.5    Notices.    All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Silicon or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Silicon shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

        9.6    Severability.    Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

        9.7    Integration.    This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Silicon and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

        9.8    Waivers; Indemnity.    The failure of Silicon at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of Silicon later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Silicon or its agents or employees, but only by a specific written waiver signed by an authorized officer of Silicon and delivered to Borrower. Borrower waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Silicon on which Borrower is or may in any way be liable, and notice of any action taken by Silicon, unless expressly required by this Agreement. Borrower hereby agrees to indemnify Silicon and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between Silicon and Borrower, or any other matter, relating to Borrower or the Obligations; provided that this indemnity shall not extend to damages proximately caused by the indemnitee's own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

        9.9    No Liability for Ordinary Negligence.    Neither Silicon, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon shall be liable for any claims, demands, loses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Silicon, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Silicon, but nothing herein shall relieve Silicon from liability for its own gross negligence or willful misconduct.

        9.10    Amendment; Conflict.    The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Silicon. Further, in the event of a conflict between any provision of this Agreement and any provision of any other document, instrument or agreement between Borrower on the one hand, and Bank or any other division or affiliate of Bank on the other hand, including without limitation the Existing Loan Agreement, Bank shall determine in its sole discretion which provision shall apply.

        9.11    Time of Essence.    Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

        9.12    Attorneys Fees and Costs.    Borrower shall reimburse Silicon for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Silicon, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Silicon incurs in order to do the following: prepare and negotiate this Agreement and all present and future documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower, enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence; intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Silicon's security interest in, the Collateral; and otherwise represent Silicon in any litigation relating to Borrower. In satisfying Borrower's obligation hereunder to reimburse Silicon for attorneys fees, Borrower may, for convenience, issue checks directly to Silicon's attorneys, Levy, Small & Lallas, but Borrower acknowledges and agrees that Levy, Small & Lallas is representing only Silicon and not Borrower in connection with this Agreement. If either Silicon or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Silicon may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

        9.13    Benefit of Agreement.    The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Silicon; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Silicon, and any prohibited assignment shall be void. No consent by Silicon to any assignment shall release Borrower from its liability for the Obligations.

        9.14    Joint and Several Liability.    If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release case of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

        9.15    Limitation of Actions.    Any claim or cause of action by Borrower against Silicon, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Silicon, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Silicon, or on any other person authorized to accept service on behalf of Silicon, within thirty (30) days thereafter. Borrower agrees that such one-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Silicon in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

        9.16.    Paragraph Headings; Construction.    Paragraph headings are only used in this Agreement for convenience. Borrower and Silicon acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Silicon or Borrower under any rule of construction or otherwise.

        9.17    Governing Law; Jurisdiction; Venue.    This Agreement and all acts and transactions hereunder and all rights and obligations of Silicon and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Silicon to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Silicon's option, be litigated in courts located within California, and that the exclusive venue therefor shall be San Diego County; (ii) consents to the jurisdiction and venue of any such court and consents to service, of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

        9.18    Mutual Waiver of Jury Trial.    BORROWER AND SILICON EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS

AFFILIATED WITH SILICON OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Borrower:		Silicon:
DIVXNETWORKS, INC.		SILICON VALLEY BANK
By:	/s/ Illegible	By:	/s/ Illegible
	President or Vice President	Title:	Vice President
By:	/s/ Illegible
Secretary or Ass't Secretary

Form: -3 (3/7/02)
Version—I

Silicon Valley Bank

SECURED PROMISSORY NOTE
(EXIM PROGRAM)

$1,000,000	July 28, 2003

        FOR VALUE RECEIVED, the undersigned (the "Borrower") promises to pay to the order of SILICON VALLEY BANK ("Silicon"), at 3003 Tasman Drive, Santa Clara, California 95054, or at such other address as the holder of this Note shall direct, the principal sum of One Million Dollars ($1,000,000), or such lesser or greater amount as shall be equal to the unpaid balance of the "Exim Loans" as defined in the Loan and Security Agreement (Exim Program) between Borrower and Silicon of even date herewith (the "Loan Agreement").

        The principal amount of this Note shall be payable on the date the Loan Agreement terminates by its terms or is terminated by either party in accordance with its terms.

        This Note shall bear interest on the unpaid principal balance hereof from time to time outstanding at a rate equal to the interest rate set forth in the Loan Agreement.

        Accrued interest on this Note shall be payable monthly in accordance with the terms of the Loan Agreement. Any accrued interest not paid when due shall bear interest at the same rate as the principal hereof.

        Principal of and interest on this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

        In the event any payment of principal or interest on this Note is not paid in full when due, or if any other default or event of default occurs hereunder, under the Loan Agreement or under any other present or future instrument, document, or agreement between the Borrower and Silicon (collectively, "Events of Default"), Silicon may, at its option, at any time thereafter, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable, without notice or demand. The acceptance of any installment of principal or interest by Silicon after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Silicon to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

        All payments hereunder are to be applied first to costs and fees referred to hereunder, second to the payment of accrued interest and the remaining balance to the payment of principal. Silicon shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder.

        The Borrower agrees to pay all costs and expenses (including without limitation attorney's fees) incurred by Silicon in connection with or related to this Note, or its enforcement, whether or not suit be brought. The Borrower hereby waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and the Borrower hereby waives the benefits of any statute of limitations with respect to any action to enforce, or otherwise related to, this Note.

        This Note is secured by the Loan Agreement and all other present and future security agreements between the Borrower and Silicon. Nothing herein shall be deemed to limit any of the terms or

1

provisions of the Loan Agreement or any other present or future document, instrument or agreement, between the Borrower and Silicon, and all of Silicon's rights and remedies hereunder and thereunder are cumulative.

        In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

        No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Silicon, and then only to the extent therein specifically set forth. If more than one person executes this Note, their obligations hereunder shall be joint and several.

        SILICON AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS NOTE; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SILICON AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF SILICON OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH SILICON OR BORROWER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

        This Note is payable in, and shall be governed by the laws of, the State of California.

DivXNetworks, Inc.
By	/s/ ILLEGIBLE
President
By	/s/ ILLEGIBLE
Secretary

2

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	DivXNetworks, Inc.

Dated as of:	June 11, 2004

        THIS AMENDMENT TO LOAN DOCUMENTS is entered into between SILICON VALLEY BANK ("Bank") and the borrower named above (the "Borrower").

        Reference is made to the following agreements: (A) the Loan and Security Agreement dated September 9, 2002 between the Bank and Borrower, as amended by that certain Amendment to Loan Agreement dated July 28, 2003 and as otherwise amended from time to time (the "Equipment Loan Agreement"); (B) the Loan and Security Agreement dated July 28, 2003 between the Bank and Borrower, as amended (the "Non-Exim Agreement"); and (C) Loan and Security Agreement (Exim Program) dated July 28, 2003 between the Bank and Borrower, as amended (the "Exim Agreement" together with the Equipment Loan Agreement and the Non-Exim Agreement are collectively referred to as the "Loan Documents"). (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Documents.)

        The parties hereto hereby agree to amend the Loan Documents as follows, effective as of the date hereof.

        1.    Revised Schedule to Non-Exim Agreement.    The Schedule to the Non-Exim Agreement is hereby amended to read as is set forth on the Amended Schedule to Non-Exim Agreement attached hereto.

        2.    Revised Schedule to Exim Agreement.    The Schedule to the Exim Agreement is hereby amended to read as is set forth on the Amended Schedule to Exim Agreement attached hereto.

        3.    Revised Section 6.2 to Non-Exim Agreement.    Section 6.2 of the Non-Exim Agreement is hereby amended to read as follows:

          "6.2    Early Termination.    This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, Borrower shall pay to Silicon a termination fee in an amount equal to * ~~one-percent (1.0%) of the Maximum Credit Limit~~, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon. The termination fee shall be due and payable on the effective date of termination and thereafter of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

  * $20,000"

        4.    Revised Section 6.2 to Exim Agreement.    Section 6.2 of the Exim Agreement is hereby amended to read as follows:

          "6.2    Early Termination.    This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Silicon; or (ii) by Silicon at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrower or by Silicon under this Section 6.2, Borrower shall pay to Silicon a termination fee in an amount equal to * ~~one percent (1.0%) of the Maximum Credit Limit~~, provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon. The termination fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the highest rate applicable to any of the Obligations.

  * $50,000"

        5.    Representations True.    Borrower represents and warrants to Bank that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

        6.    General Provisions.    This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other written documents and agreements between Bank and the Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and the Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement and Consent may be executed in any number of counterparts, which when taken together shall constitute one and the same agreement.

Borrower:		Silicon:
DivXNetworks, Inc.		Silicon Valley Bank
By	/s/ R. JORDAN GREENHALL	By	/s/ ILLEGIBLE
Title:	CEO	Title	Vice President

2

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	DivXNetworks, Inc.
Dated:	March 22, 2005 (the "March 2005 Amendment Date")

        THIS AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is entered into between SILICON VALLEY BANK ("Bank") and the borrower named above (the "Borrower").

        Reference is made to the following agreements: (A) the Loan and Security Agreement dated September 9, 2002 between the Bank and Borrower, as amended by that certain Amendment to Loan Agreement dated July 28, 2003 and as otherwise amended from time to time (the "Equipment Loan Agreement"); (B) the Loan and Security Agreement dated July 28, 2003 between the Bank and Borrower, as amended (the "Non-Exim Agreement"); and (C) Loan and Security Agreement (Exim Program) dated July 28, 2003 between the Bank and Borrower, as amended (the "Exim Agreement"; the Equipment Loan Agreement, the Non-Exim Agreement, and the Exim Agreement are herein referred to, individually and collectively, as the "Loan Agreement"). (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the applicable Loan Agreement.) The term "March 2005 Amendment Date" as defined above hereby is incorporated into the Loan Agreement.

        Borrower and the Bank hereby agree to amend the Loan Agreement as follows, effective as of the date hereof.

        1.    Modification of Section 1 of Schedule to the Non-Exim Agreement (regarding Revolving Loans).    The portion of Section 1 of the Schedule to the Non-Exim Agreement that currently reads as follows (after giving effect to Bank's reduction, effective from and after January 2005, of the advance rates set forth in clauses (C)(ii)(x) and (y) of such Section 1):

          An amount not to exceed (A) the sum of the loan advances under the Existing Loan Agreement; plus (B) the amount of the New Term Loans (as defined below) outstanding from time to time; plus (C) the lesser of: (i) $7,000,000 at any one time outstanding (the "Maximum Revolving Credit Limit"); or (ii) the sum of (x) 75% of the amount of Borrower's Eligible Accounts (as defined in Section 8 above) and (y) 70% of the amount of Borrower's Eligible Unbilled Accounts, provided that the amount of Loans made pursuant to this clause (y) shall in no event exceed $500,000 (and the loans outstanding under this clause (C) generally are referred to as the "Revolving Loans");

          PROVIDED, HOWEVER: the Revolving Loans outstanding hereunder and under the Exim Agreement shall not at any time in the aggregate exceed $7,000,000.

          As used herein the term "Eligible Unbilled Accounts" shall mean Accounts with respect to which the invoice and other necessary billing documentation have not been submitted to the applicable account debtor in connection with a completed (or contracted) sale of goods, rendition of services or licensing of software but which otherwise qualify as Eligible Accounts for purposes hereof

          Silicon may, from time to time, modify the above advance rates applicable to the Revolving Loans under clauses (C)(ii)(x) and (y) above, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

1

, hereby is amended and restated in its entirety to read as follows:

          An amount not to exceed (A) the sum of the loan advances under the Existing Loan Agreement; plus (B) the amount of the New Term Loans (as defined below) outstanding from time to time; plus (C) the lesser of: (i) $7,000,000 at any one time outstanding (the "Maximum Revolving Credit Limit"); or (ii) 75% of the amount of Borrower's Eligible Accounts (as defined in Section 8 above) (and the loans outstanding under this clause (C) generally are referred to as the "Revolving Loans");

          PROVIDED, HOWEVER: the Revolving Loans outstanding hereunder and under the Exim Agreement shall not at any time in the aggregate exceed $7,000,000.

          Bank may, from time to time, modify the above advance rates applicable to the Revolving Loans under clause (C)(ii) above, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

        2.    Modification of Section 1 of Schedule to the Exim Agreement (regarding Revolving Loans).    The portion of Section 1 of the Schedule to the Exim Agreement that currently reads as follows (after giving effect to Bank's reduction, effective from and after January 2005, of the advance rates set forth in clauses (ii)(A) and (B) of such Section 1):

          An amount not to exceed the lesser of: (i) $5,000,000 at any one time outstanding (the "Maximum Credit Limit"); or

             (ii)  the sum of: (A) 85% of the amount of Borrower's Eligible Accounts (as defined in Section 8 above); plus (B) 70% of the amount of Borrower's Eligible Unbilled Accounts, provided that the amount of Loans made pursuant to this clause (B) shall in no event exceed $2,000,000, of which (1) the first $1,000,000 of such Loans shall be guarantied by the Exim Bank pursuant to the Exim Guaranty ("Guarantied Unbilled Accounts Loans"), and (2) the remaining $1,000,000 of such Loans are not guarantied by the Exim Bank pursuant to the Exim Guaranty ("Non-Guarantied Unbilled Accounts Loans"), but the Bank shall have no obligation to make any Non-Guarantied Unbilled Accounts Loans unless and until the outstanding amount of Guarantied Unbilled Accounts Loans equals the full $1,000,000 guarantied by the Exim Bank pursuant to the Exim Guaranty. Loans outstanding under the immediately preceding clause (ii) are referred to as "Revolving Loans".

          PROVIDED, FURTHER; the Revolving Loans outstanding hereunder and under the Non-Exim Agreement shall not at any time in the aggregate exceed $7,000,000.

          Silicon may, from time to time, modify the above advance rates, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

, hereby is amended and restated in its entirety to read as follows:

          An amount not to exceed the lesser of: (i) $5,000,000 at any one time outstanding (the "Maximum Credit Limit"); or (ii) 85% of the amount of Borrower's Eligible Accounts (as defined in Section 8 above) (Loans outstanding under this clause (ii) are referred to as "Revolving Loans").

          PROVIDED, FURTHER: the Revolving Loans outstanding hereunder and under the Non-Exim Agreement shall not at any time in the aggregate exceed $7,000,000.

          Bank may, from time to time, modify the above advance rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

2

        3.    Modification of Section 9(1) of Schedule to the Exim Agreement.    The portion of Section 1 of the Schedule to the Exim Agreement that currently reads as follows:

          Prior to the further disbursement of any Loans hereunder, Borrower shall cause the Export Import Bank of the United States (the "Exim Bank") to guarantee the Loans made under this Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement (collectively, the "Exim Guaranty"); provided, however, that, if and so long as the Exim Bank has so guarantied the full $1,000,000 of Guarantied Unbilled Accounts Loans, then the Exim Bank need not guaranty up the remaining $1,000,000 of Non-Guarantied Unbilled Accounts Loans made pursuant to clause (B)(2) of clause (ii) set forth in Section I of the Schedule. Borrower shall cause the Exim Guaranty to be in full force and effect throughout the term of this Agreement and so long as any Loans hereunder are outstanding.

, hereby is amended and restated in its entirety to read as follows:

          Prior to the further disbursement of any Loans hereunder, Borrower shall cause the Export Import Bank of the United States (the "Exim Bank") to guarantee the Loans made under this Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement (collectively, the "Exim Guaranty"), and Borrower shall cause the Exim Guaranty to be in full force and effect throughout the term of this Agreement and so long as any Loans hereunder are outstanding.

        4.    Modification of Section 1 of Schedule to the Non-Exim Agreement (regarding New Term Loans).    The portion of Section 1 of the Schedule to the Non-Exim Agreement that currently reads as follows:

  New Term Loans

          (a)   Through the date that is six months from the date hereof (but in no event later than December 31, 2004) Bank will make advances (individually referred to herein as an "New Term Loan" and collectively as the "New Term Loans") not exceeding $2,000,000 in the aggregate initial amount thereof for all New Term Loans. New Term Loans are to be used to finance Eligible Equipment purchased in the period beginning on the 90th day prior to the date of the making of the applicable New Term Loan and ending on the date of the making thereof.

          (b)   The amount of a New Term Loan may not exceed 100% of the equipment invoices for such Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Not more than 40% of the original amount of all outstanding New Term Loans from time to time may be based on or relate to Other Equipment. There shall be: (i) no more than one New Term Loan per month, (ii) no more than four New Term Loans in the aggregate made, and (iii) and the minimum amount of any New Term Loan shall be $250,000, provided that the final New Term Loan may be in a lesser amount if such lesser amount represents the entire remaining New Term Loan availability.

          (c)   Interest accrues from the date of each New Term Loan at the applicable rate for New Term Loans set forth below in Section 2 hereof. Further, each New Term Loan is payable in thirty (30) equal monthly installments principal plus interest beginning on the first day of the month following the making of such New Term Loan and continuing on the first day of each of the succeeding twenty-nine months thereafter (such final installment payment date for such New Term Loan being referred to herein as the "New Term Loan Maturity Date"), with the understanding that on each E New Term Loan Maturity Date the related New Term Loan and all related Obligations shall be repaid in full, provided that, in any event, all New Term Loans shall be repaid in full no later than June 1, 2007. Further, New Term Loans may not be reborrowed when repaid.

3

, hereby is amended and restated in its entirety to read as follows:

  New Term Loans

          (a)   During the period commencing June 11, 2004 and ending June 10, 2005, Bank will make Term loan advances (individually referred to herein as an "New Term Loan" and collectively as the "New Term Loans") not exceeding $2,000,000 in the aggregate initial amount thereof for all New Term Loans (of which $2,000,000 approximately $994,000 remains available, as of the March 2005 Amendment Date, to be funded as additional New Term Loans in accordance with the terms and conditions hereof). New Term Loans are to be used to finance Eligible Equipment purchased in the period beginning on the 90th day prior to the date of the making of the applicable New Term Loan and ending on the date of the making thereof; provided, however, that the first New Term Loan to be funded on or after the March 2005 Amendment Date may be used to finance Eligible Equipment purchased in the period beginning January 1, 2005 and ending on the date of the making thereof.

          (b)   The amount of a New Term Loan may not exceed 100% of the equipment invoices for such Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Not more than 40% of the original amount of all outstanding New Term Loans from time to time may be based on or relate to Other Equipment. There shall be: (i) no more than one New Term Loan per month, (ii) no more than four New Term Loans in the aggregate funded from and after the March 2005 Amendment Date, and (iii) the minimum amount of any New Term Loan funded from and after the March 2005 Amendment Date shall be $100,000, provided that the final such New Term Loan may be in a lesser amount if such lesser amount represents the entire remaining New Term Loan availability.

          (c)   Interest accrues from the date of each New Term Loan at the applicable rate for New Term Loans set forth below in Section 2 hereof. Further, each New Term Loan is payable in thirty (30) equal monthly installments principal plus interest beginning on the first day of the month following the making of such New Term Loan and continuing on the first day of each of the succeeding twenty-nine months thereafter (such final installment payment date for such New Term Loan being referred to herein as the "New Term Loan Maturity Date"), with the understanding that on each E New Term Loan Maturity Date the related New Term Loan and all related Obligations shall be repaid in full, provided that, in any event, all New Term Loans shall be repaid in full no later than June 1, 2007. Further, New Term Loans may not be reborrowed when repaid.

4

        5.    Modification of Section 5 of Schedule to Non-Exim Agreement (regarding Minimum Tangible Net Worth).    The portion of Section 5 of the Schedule to the Non-Exim Agreement that currently reads as follows:

Minimum Tangible Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than $4,104,484 plus (i) 50% of all consideration received after March 31, 2004 for equity securities and subordinated debt of the Borrower, and plus (ii) 50% of the Borrower's net income in each fiscal quarter beginning June 30, 2004. Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

, hereby is amended and restated in its entirety to read as follows:

Minimum Tangible Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than $2,000,000 plus (i) 50% of all consideration received after March 31, 2005 for equity securities and subordinated debt of the Borrower, and plus (ii) 50% of the Borrower's net income in each fiscal quarter (commencing with the fiscal quarter ending June 30, 2005). Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

5

        6.    Modification of Section 5 of Schedule to Exim Agreement (regarding Minimum Tangible Net Worth).    The portion of Section 5 of the Schedule to the Exim Agreement that currently reads as follows:

Minimum Tangible Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than $4,104,484 plus (i) 50% of all consideration received after March 31, 2004 for equity securities and subordinated debt of the Borrower, and plus (ii) 50% of the Borrower's net income in each fiscal quarter beginning June 30, 2004. Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

, hereby is amended and restated in its entirety to read as follows:

Minimum Tangible Net Worth:	Borrower shall maintain a Tangible Net Worth of not less than $2,000,000 plus (i) 50% of all consideration received after March 31, 2005 for equity securities and subordinated debt of the Borrower, and plus (ii) 50% of the Borrower's net income in each fiscal quarter (commencing with the fiscal quarter ending June 30, 2005). Increases in the Minimum Tangible Net Worth Covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased.

        7.    Modification of Section 6 of Schedule to Non-Exim Agreement (regarding Streamline Conditions).    The portion of Section 6 of the Schedule to the Non-Exim Agreement that currently reads as follows:

          1.     Transaction reports and schedules of collections, each week and at the time of each Loan request, on Silicon's standard form, provided, however, when the subject to the Streamline Conditions (as defined below) are satisfied, then Borrower shall only be required to submit Transaction reports and related documentation on a monthly basis only (and also when any new Revolving Loan is being requested) (such reduced frequency being referred to herein as the "Streamline Reporting"). The term "Streamline Conditions" shall mean the following: Borrower has maintained with Bank or SVB Securities, an affiliate of the Bank, unrestricted cash deposits plus the amount of Revolving Loans available to be made (but not extended to Borrower) of at least $8,500,000 for at least eight consecutive weeks.

, hereby is amended and restated in its entirety to read as follows:

          1.     Transaction reports and schedules of collections, each week and at the time of each Loan request, on Bank's standard form, provided, however, if and so long as at least one of the

6

  Streamline Conditions (as defined below) is satisfied, then Borrower shall only be required to submit Transaction reports and related documentation on a monthly basis only, not later than 15 days following the end of the preceding month and with respect to such preceding month (and also when any new Revolving Loan is being requested) (such reduced frequency being referred to herein as the "Streamline Reporting"). The term "Streamline Conditions" shall mean, as of any date of determination, collectively: (a) Borrower has maintained with Bank or SVB Securities, an affiliate of the Bank, unrestricted cash deposits plus the amount of Revolving Loans available to be made (but not extended to Borrower) of at least $8,500,000 at all times during the consecutive-30-day-period ending on such date; or (b) no Revolving Loans are outstanding at any time during the consecutive-30-day-period ending on such date.

        8.    Modification of Section 6 of Schedule to Exim Agreement (regarding Streamline Conditions).    The portion of Section 6 of the Schedule to the Exim Agreement that currently reads as follows:

          1.     Transaction reports and schedules of collections, each week and at the time of each Loan request, on Silicon's standard form, provided, however, when the subject to the Streamline Conditions (as defined below) are satisfied, then Borrower shall only be required to submit Transaction reports and related documentation on a monthly basis only (and also when any new Revolving Loan is being requested) (such reduced frequency being referred to herein as the "Streamline Reporting"). The term "Streamline Conditions" shall mean the following: Borrower has maintained with Bank or SVB Securities, an affiliate of the Bank, unrestricted cash deposits plus the amount of Revolving Loans available to be made (but not extended to Borrower) of at least $8,500,000 for at least eight consecutive weeks.

, hereby is amended and restated in its entirety to read as follows:

          1.     Transaction reports and schedules of collections, each week and at the time of each Loan request, on Bank's standard form, provided, however, if and so long as at least one of the Streamline Conditions (as defined below) is satisfied, then Borrower shall only be required to submit Transaction reports and related documentation on a monthly basis only, not later than 15 days following the end of the preceding month and with respect to such preceding month (and also when any new Revolving Loan is being requested) (such reduced frequency being referred to herein as the "Streamline Reporting"). The term "Streamline Conditions" shall mean, as of any date of determination, collectively: (a) Borrower has maintained with Bank or SVB Securities, an affiliate of the Bank, unrestricted cash deposits plus the amount of Revolving Loans available to be made (but not extended to Borrower) of at least $8,500,000 at all times during the consecutive-30-day-period ending on such date; or (b) no Revolving Loans are outstanding at any time during the consecutive-30-day-period ending on such date.

        9.    Fees.    In consideration for Bank entering into this Amendment, Borrower shall pay Bank) an amendment fee in the amount of $6,215, which fee shall be due and payable, fully-earned, and non-refundable concurrently herewith and shall be in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge any or all such fees to Borrower's loan account.

        10.    Representations True.    Borrower represents and warrants to Bank that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

        11.    General Provisions.    This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. All of the terms and provisions of the Non-Exim Agreement and

7

Exim Agreement (each, as expressly amended hereby), the other Loan Agreements, and all other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

[remainder of page intentionally left blank; section 10 and signature blocks immediately follow]

8

        12.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same document. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. The foregoing shall apply to each other Loan Document mutatis mutandis.

Borrower:		Bank:
DivXNetworks, Inc.		Silicon Valley Bank
By	/s/ JOHN A. TANNER	By	/s/ Illegible
Title	Chief Financial Officer	Title	Vice President

9

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	~~DivXNetworks, Inc.~~ DivX, Inc.	initial	KMM
		initial	JSA
Dated:	June 10, 2005 (the "June 2005 Amendment Date")	initial	QJ

        THIS AMENDMENT TO LOAN DOCUMENTS (this "Amendment") is entered into between SILICON VALLEY BANK ("Bank") and the borrower named above (the "Borrower").

        Reference is made to the following agreements: (A) the Loan and Security Agreement dated September 9, 2002 between the Bank and Borrower, as amended by that certain Amendment to Loan Agreement dated July 28, 2003 and as otherwise amended from time to time (the "Equipment Loan Agreement"); (B) the Loan and Security Agreement dated July 28, 2003 between the Bank and Borrower, as amended (the "Non-Exim Agreement"); and (C) Loan and Security Agreement (Exim Program) dated July 28, 2003 between the Bank and Borrower, as amended (the "Exim Agreement"; the Equipment Loan Agreement, the Non-Exim Agreement, and the Exim Agreement are herein referred to, individually and collectively, as the "Loan Agreement"). (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the applicable Loan Agreement.) The term "June 2005 Amendment Date" as defined above hereby is incorporated into the Loan Agreement.

        Borrower and the Bank hereby agree to amend the Loan Agreement as follows, effective as of the date hereof.

        1.    Modification of Section 4 of Schedule to the Non-Exim Agreement (regarding Maturity Date).    The portion of Section 4 of the Schedule to the Non-Exim Agreement that currently reads as follows:

          As to the Revolving Loans:    June 10, 2005.

, hereby is amended and restated in its entirety to read as follows:

          As to the Revolving Loans:    September 30, 2005.

        2.    Modification of Section 4 of Schedule to the Exim Agreement (regarding Maturity Date).    Section 4 of the Schedule to the Exim Agreement, which currently reads as follows:

          4.    Maturity Date

            (Section 6.1):    June 10, 2005.

, hereby is amended and restated in its entirety to read as follows:

          4.    Maturity Date

            (Section 6.1):    September 30, 2005.

        3.    Modification of Section 1 of Schedule to the Non-Exim Agreement (regarding New Term Loans).    The portion of Section 1 of the Schedule to the Non-Exim Agreement that currently reads as follows:

  New Term Loans

          (a)   During the period commencing June 11, 2004 and ending June 10, 2005, Bank will make term loan advances (individually referred to herein as an "New Term Loan" and collectively as the "New Term Loans") not exceeding $2,000,000 in the aggregate initial amount thereof for all New Term Loans (of which $2,000,000 approximately $994,000 remains available, as of the March 2005 Amendment Date, to be funded as additional New Term Loans in accordance with the terms and conditions hereof). New Term Loans are to be used to finance Eligible Equipment purchased in

1

  the period beginning on the 90th day prior to the date of the making of the applicable New Term Loan and ending on the date of the making thereof; provided, however, that the first New Term Loan to be funded on or after the March 2005 Amendment Date may be used to finance Eligible Equipment purchased in the period beginning January 1, 2005 and ending on the date of the making thereof.

          (b)   The amount of a New Term Loan may not exceed 100% of the equipment invoices for such Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Not more than 40% of the original amount of all outstanding New Term Loans from time to time may be based on or relate to Other Equipment. There shall be: (i) no more than one New Term Loan per month, (ii) no more than four New Term Loans in the aggregate funded from and after the March 2005 Amendment Date, and (iii) the minimum amount of any New Term Loan funded from and after the March 2005 Amendment Date shall be $100,000, provided that the final such New Term Loan may be in a lesser amount if such lesser amount represents the entire remaining New Term Loan availability.

          (c)   Interest accrues from the date of each New Term Loan at the applicable rate for New Term Loans set forth below in Section 2 hereof. Further, each New Term Loan is payable in thirty (30) equal monthly installments principal plus interest beginning on the first day of the month following the making of such New Term Loan and continuing on the first day of each of the succeeding twenty-nine months thereafter (such final installment payment date for such New Term Loan being referred to herein as the "New Term Loan Maturity Date"), with the understanding that on each E New Term Loan Maturity Date the related New Term Loan and all related Obligations shall be repaid in full, provided that, in any event, all New Term Loans shall be repaid in full no later than June 1, 2007. Further, New Term Loans may not be reborrowed when repaid.

          (d)   To obtain a New Term Loan, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time one Business Day before the day on which the New Term Loan is to be made. The notice must be signed by an authorized officer of the Borrower and shall include a copy of the invoices for the items of equipment proposed to be financed with any such New Term Loan.

          As used herein the term "Other Equipment" shall mean software, tenant improvements and other "soft cost" items purchased by Borrower (as Bank shall deem acceptable for loan purposes hereunder).

          As used herein the term "Eligible Equipment" shall mean general purpose computer, test and laboratory equipment, and office equipment, and Other Equipment, provided that any and all of such items comply with all of Borrower's representations, warranties and covenants in favor of the Bank with respect thereto and which items the Bank determines, in its good faith business judgment, are acceptable for loan advance purposes hereunder.

, hereby is amended and restated in its entirety to read as follows:

  New Term Loans

          (a)   (1) During the period commencing June 11, 2004 and ending on September 30, 2005, Bank will make certain term loan advances (individually referred to herein as a "New First Tranche Term Loan" and collectively as the "New First Tranche Term Loans")") not exceeding $2,000,000 in the aggregate initial amount thereof for all New First Tranche Term Loans (of which $2,000,000 approximately $489,400 remains available, as of the June 2005 Amendment Date, to be funded as additional New First Tranche Term Loans in accordance with the terms and conditions hereof); and (ii) during the period commencing on the June 2005 Amendment Date and ending on September 30, 2005, Bank will make additional term loan advances (individually referred to herein

2

  as a "New Second Tranche Term Loan" and collectively as the "New Second Tranche Term Loans") not exceeding the Second Tranche Limit (as defined below) in the aggregate initial amount thereof for all New Second Tranche Term Loans, in accordance with the terms and conditions hereof. As used herein, the term "Second Tranche Limit" means the result of $1,000,000 minus the aggregate remaining unfunded availability of New First Tranche Term Loans as of the June 2005 Amendment Date.

          As used herein, the term "New Term Loan" means, individually and collectively, New First Tranche Term Loan and New Second Tranche Term Loan. New Term Loans are to be used to finance Eligible Equipment purchased in the period beginning on the 90th day prior to the date of the making of the applicable New Term Loan and ending on the date of the making thereof; provided, however, that the first New First Tranche Term Loan to be funded on or after the March 2005 Amendment Date may be used to finance Eligible Equipment purchased in the period beginning January 1, 2005 and ending on the date of the making thereof.

          The amount of a New Term Loan may not exceed 100% of the equipment invoices for such Eligible Equipment, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Not more than 40% of the original amount of all outstanding New Term Loans from time to time may be based on or relate to Other Equipment.

          (b)   (i) There shall be no more than one New Term Loan per month, (ii) there shall be no more than four New Term Loans in the aggregate funded from and after the June 2005 Amendment Date, and (iii) the minimum amount of any New Term Loan funded from and after the June 2005 Amendment Date shall be $100,000, provided that the final such New Term Loan may be in a lesser amount if such lesser amount represents the entire remaining New Term Loan availability.

          (c)   Interest accrues from the date of each New Term Loan at the applicable rate for New Term Loans set forth below in Section 2 hereof. Further, each New Term Loan is payable in thirty (30) equal monthly installments principal plus interest beginning on the first day of the month following the making of such New Term Loan and continuing on the first day of each of the succeeding twenty-nine months thereafter (such final installment payment date for such New Term Loan being referred to herein as the "New Term Loan Maturity Date"), with the understanding that on each New Term Loan Maturity Date the related New Term Loan and all related Obligations shall be repaid in full, provided that, in any event, all New Term Loans shall be repaid in full no later than March 1, 2008. Further, New Term Loans may not be reborrowed when repaid.

          (d)   To obtain a New Term Loan, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time one Business Day before the day on which the New Term Loan is to be made. The notice must be signed by an authorized officer of the Borrower and shall include a copy of the invoices for the items of equipment proposed to be financed with any such New Term Loan.

          As used herein the term "Other Equipment" shall mean software, tenant improvements and other "soft cost" items purchased by Borrower (as Bank shall deem acceptable for loan purposes hereunder).

          As used herein the term "Eligible Equipment" shall mean general purpose computer, test and laboratory equipment, and office equipment, and Other Equipment, provided that any and all of such items comply with all of Borrower's representations, warranties and covenants in favor of the Bank with respect thereto and which items the Bank determines, in its good faith business judgment, are acceptable for loan advance purposes hereunder.

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        4.    Limited Consent.    Anything in Section 6.2(a)(ii) of the Equipment Loan Agreement, Section 6(9) of the Schedule to Non-Exim Agreement, and Section 6(10) of the Schedule to Exim Agreement (collectively, the "Designated Provisions") to the contrary notwithstanding and effective as of April 30, 2005, Silicon hereby consents to the delivery by Borrower of the annual financial statements of Borrower for the fiscal year ended December 31, 2004, and related auditor's opinion, as soon as available after April 30, 2005, but in any event not later than June 30, 2005. It is understood by Borrower, however, that such consent does not constitute a waiver of any failure of Borrower to comply with any of the Designated Provisions in respect of annual financial statements of Borrower, and related auditor's opinion, for any other fiscal year, nor a waiver of any other provision or term of the Loan Agreement or any other Loan Document, nor an agreement to waive compliance, in the future, with any of the Designated Provisions in respect of annual financial statements of Borrower, and related auditor's opinion, for any other fiscal year, or any other provision or term of the Loan Agreement or any other Loan Document.

        5.    Fees.    In consideration for Bank entering into this Amendment, Borrower shall pay Bank) an amendment fee in the amount of $27,500, which fee shall be due and payable, fully-earned, and non-refundable concurrently herewith and shall be in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge any or all such fees to Borrower's loan account.

        6.    Representations True.    Borrower represents and warrants to Bank that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

        7.    General Provisions.    This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and the Borrower, and the other Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. All of the terms and provisions of the Equipment Loan Agreement, the Non-Exim Agreement, and the Exim Agreement (each, as expressly amended hereby), and all other Loan Documents shall continue in full force and effect and the same are hereby ratified and confirmed.

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        8.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same document. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. The foregoing shall apply to each other Loan Document mutatis mutandis.

Borrower:		Initial	KMM	Bank:
		Initial	JSA
~~DivXNetworks, Inc.~~ DivX, Inc.		Initial	QJ	Silicon Valley Bank

By	/s/ John A. Tanner			By	/s/ [ILLEGIBLE] KMM
Title	EVP & Chief Financial Officer			Title	Vice President

By	/s/ [ILLEGIBLE]
Title	Controller

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QuickLinks

LOAN AND SECURITY AGREEMENT DIVXNETWORKS, INC.
TABLE OF CONTENTS
EXHIBIT A
EXHIBIT B
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT A DEBTOR: DIVXNETWORKS, INC.
Schedule to Loan and Security Agreement